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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Vitesse Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 19, 2011

TO OUR STOCKHOLDERS:

        Notice is hereby given that the Annual Meeting of Stockholders of Vitesse Semiconductor Corporation, a Delaware corporation, will be held on January 19, 2011 at 9 a.m. local time at the Renaissance Agoura Hills Hotel, 30100 Agoura Road, Agoura Hills, California 91301 for the following purposes:

  1.
  To elect six directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

  2.
  To approve the 2011 Vitesse Employee Stock Purchase Plan (Proposal Two);

  3.
  To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2011 (Proposal Three); and

  4.
  To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Stockholders of record at the close of business on December 1, 2010 are entitled to notice of, and to vote at, the meeting.

        All stockholders are cordially invited to attend the meeting. This year we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials and annual report will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

Christopher R. Gardner President and Chief Executive Officer

Camarillo, California
December 1, 2010

YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

VITESSE SEMICONDUCTOR CORPORATION
741 Calle Plano Drive
Camarillo, California 93012

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Vitesse Semiconductor Corporation ("Vitesse" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Renaissance Agoura Hills Hotel, 30100 Agoura Road, Agoura Hills, California 91301 on January 19, 2011 at 9:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our telephone number is (805) 388-3700. This Proxy Statement is first being made available to all stockholders entitled to vote at the Annual Meeting on or about December 10, 2010.

Record Date and Share Ownership

        Stockholders of record at the close of business on December 1, 2010 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. On the Record Date, 23,986,531 shares of our common stock, $0.01 par value, were issued and outstanding.

Revocability of Proxies

        Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to us at our principal offices (Attention: Joyce Sheehan, Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder, and you will need to provide a copy of such proxy at the Annual Meeting.

Attendance at the Annual Meeting

        All stockholders of record as of the Record Date may attend the Annual Meeting. Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending. Additionally, to attend the meeting you will need to bring identification and proof sufficient to us that you were a stockholder of record as of the Record Date or that you are a representative of a stockholder of record as of the Record Date for a stockholder of record that is not a natural person.

        For directions to attend the Annual Meeting, please visit the Renaissance Agoura Hills Hotel website at www.marriott.com/hotels/travel/laxag-renaissance-agoura-hills-hotel/ or contact the hotel via telephone at (818) 707-1220.

Voting and Costs of Solicitation

        If you are a "registered holder," that is your shares are registered in your name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the

Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

        If your shares are held in "street name," that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from the brokerage firm, bank or other nominee, as your record holder, that must be followed in order for your brokerage firm, bank or other nominee to vote your shares per your instructions. If you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive a voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

        Only proxy cards and voting instruction forms that have been signed, dated and timely returned and only proxies that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Tuesday, January 18, 2011. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail.

        You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

        We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card and any additional solicitation materials furnished to stockholders. The Company will pay Georgeson Inc. $7,500 for its proxy solicitation services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other employees of the Company without additional compensation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. No additional compensation will be paid to those individuals for any such services.

        If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted as follows:

  •
  "For" the election of all six (6) nominees for director as described in Proposal One;

  •
  "For" the approval of the 2011 Vitesse Semiconductor Corporation Employee Stock Purchase Plan ("ESPP") as described in Proposal Two; and

  •
  "For" the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011 as described in Proposal Three;

        Some stockholders receive more than one Notice of Internet Availability of Proxy Materials proxy card or voting instruction form because their shares are held in multiple accounts or registered in different names or addresses. Please vote your shares held in each account to ensure that all of your shares will be voted.

Quorum, Abstentions, Broker Non-Votes, Required Votes

        Our Bylaws provide that stockholders holding a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date constitute a quorum at meetings of stockholders. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 12,017,252 shares of Common Stock will be required to establish a quorum. Each outstanding share of our Common Stock is entitled to one vote on each proposal at the Annual Meeting. Approval of the proposals requires the following votes: the six director nominees receiving the highest number of "For" votes will be elected as directors of the Company and each of Proposal 2 and 3 requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions, and broker non-votes. Because directors are elected by a plurality vote, abstentions in the election of directors will have no impact once a quorum exists. Abstentions will be counted towards the vote total for each proposal, other than the election of directors, and will have the same effect as "Against" votes with respect to the proposals to approve the Vitesse ESPP and to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011.

        A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes have no effect on Proposal No. 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes will have no effect on Proposal No. 2, the approval of the Vitesse ESPP, because the shares constituting broker non-votes are not considered to be represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Broker non-votes will also have no effect on Proposal No. 3, ratification of the appointment of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal.

Effect of Not Casting Your Vote

        If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One of this proxy statement). In the past, if you held your shares in street name, and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as it felt appropriate.

        Recent changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Your bank or broker likewise has no ability to vote your uninstructed shares on the proposal to approve the Vitesse ESPP (Proposal No. 2). Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors and approval of the Vitesse ESPP, no vote will be cast on your behalf for the election of directors or the proposal to approve the Vitesse ESPP. Your broker will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Proposal No. 3).

Deadline for Receipt of Stockholder Proposals

        In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2012 annual meeting of stockholders, the written proposal must be received by us no later than August 10, 2011, and should contain the information required under our bylaws. If the date of next year's annual meeting is moved more than 30 days before or after January 19, 2012, the first anniversary date of this year's Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials for next year's meeting. Any proposals will also need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to Joyce Sheehan, our Corporate Secretary, at our principal executive offices.

        If you intend to present a proposal at our 2012 Annual Meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to Joyce Sheehan, our Corporate Secretary, at our principal executive offices after the close of business on October 21, 2011 and before the close of business on November 20, 2011. However, if the date of our 2012 annual meeting of stockholders is more than 30 days before or after January 19, 2012, the first anniversary of this year's Annual Meeting, stockholders must give us notice of any stockholder proposals within a reasonable time before the mailing date of the proxy statement. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

        The proxies to be solicited by us through our Board of Directors for our 2012 annual meeting of stockholders will confer discretionary authority on the proxy holders to vote on any stockholder proposal properly presented at the 2012 annual meeting of stockholders if we fail to receive notice of the stockholder's proposal for the meeting by August 10, 2011.

        If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for the Board, see the procedures discussed in "Proposal One—Election of Directors—Process for Recommending Candidates for Election to the Board of Directors."

Further Information

        We will provide without charge to each stockholder solicited by these proxy materials a copy of Vitesse's annual report on Form 10-K for the fiscal year ended September 30, 2010 without exhibits, and any amendments, upon request of such stockholder made in writing to Vitesse Semiconductor Corporation, 741 Calle Plano Drive, Camarillo, California 93012, Attn: Investor Relations. We will also furnish any exhibit to the annual report on Form 10-K, if specifically requested in writing. You can also access our Securities and Exchange Commission ("SEC") filings, including our annual reports on Form 10-K, on the SEC website at www.sec.gov.

        We have adopted a procedure called "householding" that allows us to deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our annual report to stockholders and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail.

 PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

        Six (6) members of our Board are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting, or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible, and the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders, or until a successor has been elected and qualified, or until his or her earlier resignation, or removal. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer.

        The names of the nominees, all of whom are currently directors standing for re-election, and certain information about them as of December 1, 2010, are set forth below. All of the nominees have been nominated by the Board acting on the recommendation of the Nominating and Corporate Governance Committee of the Board, which consists solely of independent members of the Board.

Name	Age	Director Since	Principal Occupation
Christopher R. Gardner	50	2006	President and Chief Executive Officer
Steven P. Hanson(1)(2)	62	2007	Retired President and CEO of ON Semiconductor
James H. Hugar(1)(2)	64	2009	Retired Partner of Deloitte & Touche, LLP
G. Grant Lyon(3)	47	2009	President of Odyssey Capital Group, LLC
Edward Rogas, Jr.(1)(3)	70	2006	Chairman of the Board of Vitesse, Retired Senior Vice President of Teradyne, Inc.
G. William LaRosa(2)(3)	64	2010	Chief Executive Officer of G.W. LaRosa & Associates, LLC

(1)
Member of the Audit Committee

(2)
Member of the Nominating and Corporate Governance Committee

(3)
Member of the Compensation Committee

Board of Directors

        The authorized number of directors under our Bylaws is a minimum of five and a maximum of nine, with the exact number set by the Board. Currently the authorized number of directors of the Company is six. The following six persons are members of our Board: Christopher R. Gardner, Steven P. Hanson, James H. Hugar, G. Grant Lyon, Edward Rogas, Jr., and G. William LaRosa.

        There are no family relationships among any of our directors or executive officers. Additional information regarding each of our directors is set forth below.

        Christopher R. Gardner, age 50, has served as a director and our Chief Executive Officer since 2006. From 2002 until he was appointed Chief Executive Officer in 2006, he served as Vice President and General Manager of the Network Products Division. He served as Vice President and Chief Operating Officer from 2000 to 2002. Prior to joining Vitesse in 1986, Mr. Gardner served as a member of the Technical Staff at Bell Laboratories. Mr. Gardner's extensive career in the semiconductor industry, combined with his extensive knowledge and understanding of our Company, the industry and the markets in which we operate, and the issues facing the Company, make Mr. Gardner a valuable member of our Board. Mr. Gardner received his BSEE degree from Cornell University and his MSEE degree from the University of California at Berkeley.

        Steven P. Hanson, age 62, has served as a director since August 2007. For more than 32 years, Mr. Hanson has served in senior executive roles at technology companies, including 28 years at Motorola in various engineering management and leadership positions. Mr. Hanson has served as the President and Chief Executive Officer of ON Semiconductor from 1999 to 2003. Mr. Hanson has been a senior partner at Southwest Value Acquisitions LLC, a private equity firm, since 2004. He served as the Chairman of InPlay Technologies, Inc., a high-technology firm delivering leadership human input device technologies and products from 2005 to 2007. Mr. Hanson has served Arizona State University as a member of the Dean's Advisory Council, W.P. Carey School of Business and the Dean's Advisory Council for the Ira A. Fulton School of Engineering. As a former senior executive at technology companies including ON Semiconductor and the GM of Europe, Middle East and Africa Semiconductor Group of Motorola, Mr. Hanson brings operational, strategic and industry expertise to our Board. Mr. Hanson holds a BSEE degree from the College of Engineering at Arizona State University.

        James H. Hugar, age 64, has served as a director since October 2009. Mr. Hugar retired from Deloitte & Touche, LLP, where he was an audit partner from 1982 to 2008, specializing in the financial services industry. Prior to his retirement, he served as the partner-in-charge of the Southern California Investment Companies Industry and Broker/Dealer Practice Unit. Mr. Hugar serves on the Board of Advisors of American Relocation & Logistics, Inc., a privately-held company. With over 35 years of experience in public accounting, including participation at hundreds of audit committee meetings and serving as director/advisor for both privately and publicly held companies, Mr. Hugar brings public company financial expertise to the Board. Mr. Hugar holds a BS degree in Accounting from Pennsylvania State University and an MSBA degree from the University of California, Los Angeles and is a Certified Public Accountant.

        G. Grant Lyon, age 47, has served as a director since October 2009. Mr. Lyon is currently the president of Odyssey Capital Group, LLC, a financial advisory and management consulting firm, where he has been employed since 1998. In 2005, he served as interim Chief Financial Officer of Hypercom Corporation. Prior to 2005, Mr. Lyon held positions as managing director at Ernst & Young Corporate Finance, LLC, and a managing member of Golf Equity, LLC and Vice President, Capital Markets at Evans Withycombe Residential, Inc. Mr. Lyon began his career at Arthur Andersen, LLP, where he worked from 1987 to 1997. Mr. Lyon served as Chairman of the Board of Three Five Systems. He has also served as a director of Tickets.com, Inc. Mr. Lyon's breadth of experience in corporate finance and strategic initiatives, including capital raising, business and securities valuation, mergers and acquisitions and bankruptcy reorganizations allows Mr. Lyon to provide guidance to our Board and our Company regarding our operations, growth strategies and opportunities. Mr. Lyon holds a BS degree and an MBA degree from Brigham Young University. Mr. Lyon is a Certified Public Accountant and a published author and speaker.

        Edward Rogas, Jr., age 70, has served as a director and Chairman of the Board since 2006. Mr. Rogas is a director and consultant to companies in the technology industry. He served as a Senior Vice President at Teradyne, Inc., an automated test equipment manufacturer, from 2000 to 2005. From 1976 to 2000, he held various management positions in the semiconductor ATE portion of Teradyne, Inc., including Vice President from 1984 to 2000. From 1973 to 1976, he served as a Vice President at American Research and Development. Mr. Rogas serves on the Board of FormFactor, Inc., a manufacturing test-technology company, and Vignani Technologies, Pvt Ltd. (a private Indian company). Mr. Rogas previously served on the board of directors of Photon Dynamics, Inc., a provider of digital imaging technology. Mr. Rogas brings to our Board extensive experience in engineering development and operations in the technology industry, financial sophistication and public company board experience. Mr. Rogas holds a BS degree from the United States Naval Academy and an MBA degree from Harvard Business School.

        G. William LaRosa, age 64, has served as a director since August 2010. Mr. LaRosa is currently the Chief Executive Officer of G.W. LaRosa & Associates, LLC, a global technology sales and business development firm. Mr. LaRosa founded Lead Group International (LGI) and helped lead smaller technology companies including Silicon Graphics and American Motion Systems. Mr. LaRosa currently serves on the board of advisors for Silvatron Partners in Los Gatos, California. He is a past director for the advisory board for the Lubin School of Business at PACE University, and a former chairman of the board at LGI. The experience he gained over 30 years holding various senior-level positions at industry-leading companies including General Electric, IBM and Advanced Micro Devices, allows Mr. LaRosa to provide the Board with industry experience and public company sales, marketing and operational expertise. Mr. LaRosa earned his MBA degree from the Lubin School of Business at PACE University and has a BS degree in electrical and electronic engineering from Manhattan College in New York City.

        As a condition to the closing of our October 2009 debt restructuring transaction, the Company was obligated to appoint two qualified new directors prior to November 2, 2009 from a list of at least four persons identified by the holders of our convertible debentures. The Company received a list of eight director candidates from the holders of the convertible debentures, including James H. Hugar and G. Grant Lyon. Members of our Board reviewed the qualifications of each of the eight candidates and conducted interviews with four of the candidates. As per our independent directors selection process announced on July 17, 2007, these four candidates were also vetted by an independent executive search firm, McDermott & Bull. McDermott & Bull provided an assessment of each candidate's experience as compared to the "Current Criteria for Directors" and "Independence Standards" as documented in the Company's Corporate Governance Guidelines. This document is available on the Company's website, www.vitesse.com, under "Investors—Corporate Governance." McDermott & Bull also conducted a comprehensive and confidential background investigation of the final candidates.

        The resignation of three of our former directors and the appointment of James H. Hugar and G. Grant Lyon to the Board to fill two of the resulting vacancies became effective on October 30, 2009, upon the closing of our debt restructuring transaction.

Director Independence

        The Board has determined that all of its current members meet the criteria for independence set forth in the NASDAQ Listing Rules and the Company's Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at, www.vitesse.com, under "Investors—Corporate Governance."

Board Meetings and Committees

Board of Directors

        The Board held a total of seventeen (17) meetings during fiscal year 2010. Each of our incumbent directors attended at least 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served in fiscal year 2010. Under our Corporate Governance Guidelines, the Board is required to hold an executive session at each meeting of the Board at which employee directors are not present.

        The Board has been chaired by Mr. Rogas since December 2006. As chairman of the Board, Mr. Rogas also serves as our Lead Director. The Board has elected to maintain a leadership structure with an independent director chairman, elected by vote of the independent directors, because we believe that, at this time, our company and its stockholders are best served by having an independent chairman convene, establish, after consultation with management, agenda items for, and preside over meetings of the Board and executive sessions of the independent directors. We further believe that our corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee our management and key issues related to long-range business plans, strategic issues, risks and integrity.

        During fiscal year 2010, the Board had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee

        The Audit Committee, which consists of directors Messrs. Hugar, Hanson and Rogas, has been chaired by Mr. Hugar since December 9, 2009. All of the members of the Audit Committee are "independent" as defined under rules promulgated by the SEC and meet the NASDAQ Listing Rules criteria for independence. The Board has determined that Mr. Hugar is an "audit committee financial expert" as that term is defined in Item 407(d)(5) of Regulation S-K. Among other things, the Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, the performance of our internal audit function, compliance with legal and regulatory requirements, our disclosure controls, and our systems of internal controls. The Audit Committee held fourteen (14) meetings during fiscal year 2010. A copy of the Audit Committee charter is available on our website at www.vitesse.com.

Compensation Committee

        The Compensation Committee, which consists of Messrs. Lyon, Rogas and LaRosa, has been chaired by Mr. Lyon since December 9, 2009. Mr. Lyon and Mr. Rogas have served on this Committee since December 9, 2009, following the resignation of Mr. Adams, Ms. Shire and Mr. Lundy from the Board effective as of October 30, 2009. Mr. LaRosa was appointed to this committee on August 11, 2010. The Compensation Committee, among other things, reviews and approves our executive compensation policies and programs, and grants stock options and other equity awards to our employees, including officers, pursuant to our stock incentive plans. See "Executive Officers and Executive Compensation—Compensation Discussion and Analysis" and "Director Compensation" below for a description of our processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee held twelve (12) meetings during fiscal year 2010. A copy of the Compensation Committee charter is available on our website at www.vitesse.com.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, which consists of Messrs. Hanson, Hugar and LaRosa, has been chaired by Mr. Hanson since June 29, 2009. Mr. Hugar has served on this committee since December 9, 2009, following the resignation of Ms. Shire and Mr. Lundy from the Board effective October 30, 2009. Mr. LaRosa was appointed to the Committee on August 11, 2010. The Nominating and Corporate Governance Committee, among other things, assists the Board by making recommendations to the Board on matters concerning director nominations and elections, board committees and corporate governance. The Nominating and Corporate Governance Committee held four (4) meetings during fiscal year 2010. A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.vitesse.com.

Corporate Governance Guidelines

        The Company maintains a set of Corporate Governance Guidelines, which can be found on our website under "Investors—Corporate Governance." The Corporate Governance Guidelines cover a range of governance-related matters, including requirements that the Board maintain an independent Chairman of the Board and that at least three-fourths of the Board and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of independent members.

Codes of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics for members of the Board, a Code of Business Conduct and Ethics for all officers and employees of the Company and its consolidated subsidiaries, and a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller and persons performing similar functions. Copies of these Codes are posted on our website, www.vitesse.com, under "Investors—Corporate Governance." We intend to disclose any amendment to, or waiver from, the provisions of these Codes on our website under "Investors—Corporate Governance."

Board's Role in Risk Oversight

        Our management team is responsible for identifying, assessing and managing the material risks facing our company. The Board's role in risk oversight includes receiving regular updates from management on areas of material risks and key strategies and initiatives. The Board also participates in a review of the Company's annual operating plan, which includes the identification of the most significant risks facing our business and evaluation of how the Company's corporate strategies align to manage those risks. While the Board is ultimately responsible for risk oversight, each committee assists the Board in fulfilling its oversight responsibilities. The Audit Committee oversees management of financial risks. The Compensation Committee provides oversight of the company's compensation policies and practices including risks associated with executive compensation. The Nominating and Corporate Governance Committee manages risks associated with corporate governance, including the independence of Board members, Board composition and policies and procedures such as our Code of Business Conduct and Ethics and Corporate Governance Guidelines, used to promote ethical conduct and compliance with law.

Attendance at Annual Meeting of Stockholders by Directors

        It is the policy of the Company that absent extraordinary circumstances each member of the Board shall attend our Annual Meeting of Stockholders. All of our board members attended the last year's annual meeting.

Process for Recommending Candidates for Election to the Board of Directors

        The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. A stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to us at our principal offices (Attention: Joyce Sheehan, Corporate Secretary) and must include the candidate name, age, home and business contact information, principal occupation or employment, the number of shares beneficially owned by the nominee, whether any hedging transactions have been entered into by the nominee or on his or her behalf, information regarding any arrangements or understandings between the nominee and the stockholder nominating the nominee or any other persons relating to the nomination, a written statement by the nominee acknowledging that the nominee will owe a fiduciary duty to the Company, if elected, and any other information required to be disclosed about the nominee if proxies were to be solicited to elect the nominee as a director. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an Annual Meeting, nominations must be received on or before the deadline for receipt of stockholder proposals for such meeting. In the event a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC and in our Bylaws. See "Information Concerning Solicitation and Voting-Deadline for Receipt of Stockholder Proposals."

        The Nominating and Corporate Governance Committee's criteria and process for evaluating and identifying the candidates that it approves as director nominees are as follows:

  •
  The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board.

  •
  The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended by a stockholder, as well as those candidates who have been identified by management, individual members of the Board or, if the Nominating and Corporate Governance Committee determines, a search firm. Such review may, in the Nominating and Corporate Governance Committee discretion, include a review solely of information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating and Corporate Governance Committee deems proper.

  •
  The Nominating and Corporate Governance Committee evaluates the performance of the Board as a whole and evaluates the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting of Stockholders.

  •
  The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. Except as may be required by rules promulgated by the NASDAQ Stock Market or the SEC, it is the current belief of the Nominating and Corporate Governance Committee that there are no specific minimum qualifications that must be met by any candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. In selecting new directors of the Company, consideration will be given to each individual director's personal qualities, experiences, and abilities; the collective skills of all of the directors, taking into account the responsibilities of the Board; and qualifications imposed by law and regulation. As stated in the Company's Corporate Governance Guidelines, the Company has the following expectations of its directors and director candidates:

  •
  Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders;

  •
  Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment;

  •
  Directors should represent diverse experiences at a strategy/policy setting level, and should be people who have high-level managerial experience, and who are accustomed to dealing with complex problems;

  •
  Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time;

  •
  Directors should possess a willingness to challenge and stimulate management and demonstrate the ability to work as part of a team in an environment of trust; and

    •
    Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

  •
  The Nominating and Corporate Governance Committee may, from time-to-time, establish additional qualifications for directors as it deems appropriate.

  •
  In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. However, the Board has not adopted a formal diversity policy. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole.

  •
  After such review and consideration, the Nominating and Corporate Governance Committee recommends the slate of Director Nominees to the full Board for its approval.

        The Nominating and Corporate Governance Committee will endeavor to notify, or cause to be notified, all director candidates, including those recommended by a stockholder, of its decision as to whether to nominate such individual for election to the Board.

Stockholder Communication with the Board of Directors

        We believe that management speaks for Vitesse. Any stockholder may contact any of our directors by writing to them by mail, c/o our Corporate Secretary, at our principal executive offices, the address of which appears on the cover of this proxy statement.

        Any stockholder may report to us any complaints regarding accounting, internal accounting controls, or auditing matters. Any stockholder who wishes to so contact us should send such comments to the Audit Committee, c/o James H. Hugar, at our principal executive offices, the address of which appears on the cover of this proxy statement.

        Any stockholder communications sent to the Board will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as the identity and contact information of the correspondent in our stockholder communications log. After logging the communication, our Corporate Secretary will forward the communication to the Chairman of the Board (in the case of communications directed to the whole Board) or to the applicable individual director(s) addressed in the correspondence.

        In the case of any complaints, the appropriate committee of the Board will review and, if appropriate, investigate the complaint in a timely manner. In the case of accounting or auditing related matters, a member of the Audit Committee, or the Audit Committee as a whole, will review the summary of the communication, the results of the investigation, if any, and, if appropriate, the draft response. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that the Corporate Secretary maintains with respect to all stockholder communications.

Director Compensation

        Effective April 1, 2010, after consultation with its independent compensation consultant, DolmatConnell & Partners, the Board of Directors adopted the following compensation package for Directors:

  i.
  Directors receive an annual retainer of $30,000, paid monthly;

  ii.
  The Chairperson of the Board receives an additional annual retainer of $20,000;

  iii.
  The Chairperson of the Audit Committee receives an additional annual retainer of $20,000 and each other member of the Audit Committee receives an additional annual retainer of $8,000;

  iv.
  The Chairperson of the Compensation Committee receives an additional annual retainer of $12,000 and each other member of the Compensation Committee receives an additional annual retainer of $6,000;

  v.
  The Chairperson of the Nominating and Corporate Governance Committee receives an additional annual retainer of $8,000 and each other member of the Nominating and Corporate Governance Committee receives an additional annual retainer of $4,000;

  vi.
  Directors receive an additional $1,500 for each in-person Board meeting and $750 for each scheduled conference call Board meeting that they attend and each member of a Board Committee receives $1,000 for each in-person Committee meeting and $500 for each scheduled conference call Committee meeting that they attend; and

  vii.
  New Directors appointed or elected to the Board are automatically granted restricted stock units ("RSUs") covering the number of shares of our common stock (rounded up to the next whole share) determined by dividing the dollar sum of $100,000 by the closing price per share of our common stock on such date of the Director's appointment or election to the Board. The RSUs vest in three annual installments of 33% on the first three anniversaries of the grant date.

  viii.
  On an annual basis, all Directors are automatically granted RSUs covering the number of shares of our common stock (rounded up to the next whole share) determined by dividing the dollar sum of $55,000 by the closing price per share of our common stock on the second Monday in January. The RSUs vest fully on the first anniversary of the grant date.

Director Compensation Table for Fiscal Year 2010

        The following table presents information regarding the compensation earned during fiscal year 2010 by members of our Board who were not also our employees (referred to as "Non-Employee Directors"). The compensation paid to Mr. Gardner, who is employed by us, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for services as a director.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(2)	Total
Guy W. Adams(3)	$18,918	$—	$—	$18,918
Steven P. Hanson(4)(11)	78,003	100,000	7,260	185,263
James H. Hugar(5)(11)	65,753	100,000	18,375	184,128
G. William LaRosa(6)	11,666	100,000	—	111,666
Robert A. Lundy(7)	18,418	—	—	18,418
G. Grant Lyon(8)(11)	52,754	100,000	18,375	171,129
Edward Rogas, Jr.(9)(11)	94,748	100,000	7,260	202,008
Willow B. Shire(10)	18,418	—	—	18,418

(1)
Represents RSU awards. Each RSU entitled the director to receive one share of our common stock at the time of vesting, without the payment of an exercise price or other cash consideration.

(2)
Amounts shown do not reflect compensation actually received by the Directors. These amounts represent the aggregate grant date fair value of these awards granted in fiscal 2010, computed in accordance with FASB ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our common stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended September 30, 2010. Vested options are not exercisable nor are the shares underlying the RSUs deliverable until the Company's common stock is listed on a national securities exchange.

(3)
Mr. Adams became a director on October 25, 2007 and resigned as a director effective October 30, 2009. As of September 30, 2010, Mr. Adams had no options or RSUs outstanding.

(4)
Mr. Hanson became a director on August 16, 2007. Stock and option award amounts reflect fair value of the 12,919 RSUs granted on May 11, 2010 with a grant date fair value of $100,000 and 2,000 options granted on January 1, 2010 with a grant date fair value of $7,260. As of September 30, 2010, Mr. Hanson had 7,750 options and 12,919 RSUs outstanding.

(5)
Mr. Hugar became director on October 30, 2009. Stock and option award amounts reflect fair value of the 12,919 RSUs granted on May 11, 2010 with a grant date fair value of $100,000, 3,750 options granted on October 30, 2009 with a grant date fair value of $11,115, and 2,000 options granted on January 1, 2010 with a grant date fair value of $7,260. As of September 30, 2010, Mr. Hugar had 5,750 options and 12,919 RSUs outstanding.

(6)
Mr. LaRosa became a director on August 4, 2010. There were no option awards granted to Mr. LaRosa for the fiscal year ended September 30, 2010. Mr. LaRosa received an RSU award covering 18,691 shares of our common stock on August 4, 2010 with a grant fair value of $100,000. The RSU granted on August 4, 2010 will vest in three (3) annual installments of 33% on August 4, 2011, 2012 and 2013. As of September 30, 2010, Mr. LaRosa had no options and 18,691 RSUs outstanding.

(7)
Mr. Lundy became a director on May 2, 2008 and resigned as a director effective October 30, 2009. As of September 30, 2010, Mr. Lundy had no options or RSUs outstanding.

(8)
Mr. Lyon became director on October 30, 2009. Stock and option award amounts reflect fair value of the 12,919 RSUs granted on May 11, 2010 with a grant date fair value of $100,000, 3,750 options granted on October 30, 2009 with a grant date fair value of $11,115, and 2,000 options granted on January 1, 2010 with a grant date fair value of $7,260. As of September 30, 2010, Mr. Lyon had 5,750 options and 12,919 RSUs outstanding.

(9)
Mr. Rogas became a director on January 24, 2006. Stock and option award amounts reflect fair value of the 12,919 RSUs granted on May 11, 2010 with a grant date fair value of $100,000 and 2,000 options granted on January 1, 2010 with a grant date fair value of $7,260. As of September 30, 2010, Mr. Rogas had 6,000 options and 12,919 RSUs outstanding.

(10)
Ms. Shire became a director on June 26, 2007 and resigned as a director effective October 30, 2009. As of September 30, 2010, Ms. Shire had no options or RSUs outstanding.

(11)
On May 11, 2010, each of the following directors received an RSU award covering 12,919 shares of our common stock: Messrs. Rogas, Hugar, Hanson, and Lyon. The total value of the RSUs issued on May 11, 2010 was $100,000 for each director. The RSUs granted on May 11, 2010 will vest in three (3) annual installments of 33% on May 12, 2011, 2012 and 2013.

Vote Required

        If a quorum is present, the six (6) nominees receiving the highest number of votes will be elected to the Board. See "Information Concerning Solicitation and Voting—Quorum, Abstentions, Broker Non-Votes, Required Votes."

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE SIX NOMINEES PRESENTED HEREIN.

 PROPOSAL 2

APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN

        We are asking stockholders to approve the Company's 2011 Employee Stock Purchase Plan (the "ESPP"). The ESPP allows employees to purchase shares of our common stock at a discount using payroll deductions. Stockholder approval of the ESPP would entitle employees in the United States to receive special tax treatment provided by the Internal Revenue Code (the "Code").

        Our Board of Directors adopted the Employee Stock Purchase Plan on November 23, 2010, subject to stockholder approval. The ESPP provides for the issuance of up to 2.5 million shares of common stock. A copy of the ESPP is attached to this proxy statement as Appendix A. The description below is a summary and not intended to be a complete description of the ESPP. Please read the ESPP for more detailed information.

Description of the Employee Stock Purchase Plan

        The purpose of the ESPP is to provide employees of the Company and those subsidiaries designated to participate in the ESPP with an opportunity to purchase shares of common stock. The ESPP has two portions—one portion for employees in the United States and one portion for international employees.

        The portion of the ESPP for employees in the United States is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of such portion of the ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        A total of 2.5 million shares of common stock will be available for issuance and purchase under the ESPP. The number of shares of common stock available for issuance and purchase under the portion of the ESPP for United States employees will be 2.5 million shares of common stock less the number of shares of common stock used for the employee stock purchase programs for employees outside the United States. If any purchase right terminates for any reason without having been exercised, the shares of common stock not purchased under such purchase right shall again become available for the ESPP.

        The ESPP will be administered by the Compensation Committee (the "Committee") of our Board or any other Committee appointed by the Board to administer the ESPP. The Committee has the full and exclusive discretionary authority to construe and interpret the ESPP and the rights granted under it, to designate from time-to-time which subsidiaries of the Company will participate in the ESPP, to establish rules and regulations for the administration of the ESPP, and to amend the ESPP to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or other consequences. The Committee also may adopt special rules for employees of the Company's international subsidiaries to conform to the particular laws and practices of the countries in which such employees reside.

Eligibility

        Generally, all employees of the Company and its designated subsidiaries whose customary employment is for more than 20 hours per week and who have completed at least six months of service with the Company or any subsidiary are eligible to participate in the ESPP. Employees of designated subsidiaries outside the United States may have different eligibility requirements as determined appropriate by the Committee, for example, to accommodate local requirements and practices. However, any employee who would own or have options to acquire five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the ESPP. As of November 12, 2010, there would have been approximately 418 employees eligible to participate in the ESPP.

Purchase of Shares of Common Stock

        Pursuant to procedures established by the Committee, eligible employees may elect to have a portion of their compensation used to purchase shares of common stock. Purchase periods are established and purchases of shares of common stock are made on the last trading day of the purchase period with compensation amounts withheld from employees during the purchase period. Pursuant to procedures established by the Committee, employees may withdraw with respect to a future purchase period. If an employee withdraws from a future purchase period, such employee may not recommence withholding of compensation for the purchase of shares of common stock until the following purchase period.

        On each purchase date (the last trading day of each purchase period), any amounts withheld from an employee's compensation during the applicable purchase period for purposes of the ESPP will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts. The purchase price for a share of common stock will be set, unless the Committee determines higher percentages, at the lesser of (i) eighty-five percent (85%) of the fair market value of a share of common stock on the first trading day of the purchase period or (ii) eighty-five percent (85%) of the fair market value of a share of common stock on the purchase date. For purposes of the ESPP, "fair market value" generally means the closing sales price of a share of common stock for the day. As of November 12, 2010 the closing sales price of a share of common stock as reported on the Pink Sheets electronic quotation system was $4.35 per share.

        The Code limits the aggregate fair market value of the shares of common stock (determined as of the beginning of the purchase period) that any employee in the United States may purchase under the ESPP during any calendar year to $25,000. In addition, an employee may purchase a maximum number of shares determined by dividing $25,000 by the fair market value of the shares on the first day of the applicable offering period and the Committee may further limit the number of shares that an employee may purchase in any purchase period. Employees in the United States must notify the Company if shares of common stock are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Code (generally, as discussed below, two years from the beginning of the applicable purchase period).

        The Company will pay the administrative costs associated with the operation of the ESPP. The employees will pay any brokerage commissions that result from their sales of shares of common stock.

        The Company may deduct or withhold or require employees to pay to the Company any federal, state, local and other taxes the Company is required to withhold with respect to any event arising as a result of the ESPP. The Company may also deduct those amounts from the employees' wages or compensation.

Effect of Certain Corporate Events

        The ESPP provides for adjustment of the number of shares of common stock which may be granted under the ESPP as well as the purchase price per share of common stock and the number of shares of common stock covered by each purchase right for any increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the common stock or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company.

        In the event of any corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the ESPP, in the number, class of or price of shares of common stock available for purchase under the ESPP and in the number of shares of common stock which an employee is entitled to purchase and any other adjustments it deems appropriate. In the event of any such transaction, the Committee may elect to have the purchase rights under the ESPP assumed or such purchase rights substituted by a successor entity, to set an earlier purchase date, prior to the consummation of such corporate transaction, to terminate all outstanding purchase rights either prior to their expiration or upon completion of the purchase of shares of common stock on the next purchase date, or to take such other action deemed appropriate by the Committee.

Amendment or Termination

        The Board may amend the ESPP at any time, provided such amendment does not cause rights issued under the portion of the ESPP for United States employees to fail to meet the requirements of Section 423 of the Code. Moreover, any amendment for which stockholder approval is required under Section 423 of the Code or any securities exchange on which the shares are traded must be submitted to the stockholders for approval. The Board may suspend or terminate the ESPP any time.

U.S Federal Income Tax Consequences

        The following discussion is only a brief summary of the United States federal income tax consequences to the Company and employees under the portion of the ESPP applicable to employees in the United States. It is based on the Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

        The amounts deducted from an employee's pay pursuant to the ESPP will be included in the employee's compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the purchase period when purchase rights are granted pursuant to the ESPP or at the time the employee purchases shares of common stock pursuant to the ESPP.

        If the shares of common stock are disposed of at least two years after the first day of the purchase period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the ESPP (the "Holding Period"), or if the employee dies while holding the shares of common stock, the employee (or in the case of the employee's death, the employee's estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the purchase period over the purchase price of the share of common stock, or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

        If the shares of common stock are sold or disposed of (including by way of most gifts) before the expiration of the Holding Period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.

        In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee's tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee's holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

        If the employee disposes of shares of common stock purchased pursuant to the ESPP after the Holding Period, the Company will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the ESPP. If the employee disposes of such shares of common stock prior to the expiration of the Holding Period, the Company generally, will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

New Plan Benefits

        Participation in the ESPP is entirely within the discretion of the eligible employees. Because the Company cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the ESPP. Nonemployee directors are not eligible to participate in the ESPP.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the resolution is required for approval of the ESPP. The Board has unanimously approved the ESPP and believes it to be in the best interests of the Company and the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE 2011 EMPLOYEE STOCK PURCHASE PLAN.

 PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee of the Board has selected BDO USA, LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending September 30, 2011, and recommends that stockholders vote for ratification of such appointment. BDO USA, LLP has audited our financial statements since the fiscal year ended September 30, 2008. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders as a matter of good corporate practice. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Vitesse and its stockholders. If the stockholders do not ratify the appointment of BDO USA, LLP, the Audit Committee may reconsider its selection. The Audit Committee selected BDO USA, LLP to audit our financial statements for the fiscal year ended September 30, 2010.

        Representatives of BDO USA, LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of BDO USA, LLP are also expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following table shows the approximate fees billed to us, for fiscal years 2010 and 2009, by BDO USA, LLP, our independent registered public accounting firm:

	2010	2009
Audit Fees	$1,297,594	$2,694,422
Audit-Related Fees	—	140,958
Tax Fees	207,175	309,892
All Other Fees	—	—

Total	$1,504,769	$3,145,272

Audit Fees

        This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual "management letter" on internal control matters.

Audit-Related Fees

        This category consists of professional services rendered primarily in connection with our debt restructuring activities. These professional services continued through consummation of the debt restructuring on October 30, 2009, as discussed in our annual report on Form 10-K for the fiscal year ended September 30, 2009.

Tax Fees

        This category consists of professional services rendered primarily in connection with our debt restructuring activities. These professional services continued through consummation of the debt restructuring on October 30, 2009, as discussed in our annual report on Form 10-K for the year ended September 30, 2009.

Pre-Approval Policies and Procedures

        The Audit Committee, in its sole discretion, pre-approved and reviewed audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. Requests for approval are considered at each regularly scheduled Audit Committee meeting or, if necessary, are approved by the unanimous consent of all members of the Audit Committee. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors' independence. The Audit Committee considered and pre-approved all services rendered during fiscal years 2010 and 2009.

Vote Required

        If a quorum is present, the approval of the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011 will require the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the resolution. See "Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of shares of our common stock based on 23,986,531 shares of common stock outstanding as of December 1, 2010 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our executive officers named in the Summary Compensation Table; (iii) each of our current directors; and (iv) all of our current executive officers and directors as a group. Unless otherwise indicated, the address of each of the beneficial owners listed in this table is: c/o Vitesse Semiconductor Corporation, 741 Calle Plano, Camarillo, California 93012.

Name of Individuals or Identity of Group	Shares Beneficially Owned		Series B Preferred Stock and Debentures Convertible Within 60 Days of December 1, 2010		Total Shares Beneficially Owned Plus Exercisable Within 60 Days of December 1, 2010	Stock Options and RSUs Vested Within 60 Days of December 1, 2010 and upon the Company's Listing on an Exchange	Percent of Total Shares Outstanding
Linden Capital, L.P. c/o Wakefield Quin Victoria Place 31 Victoria Street Hamilton HM10, Bermuda	1,807,036	(1)	589,219		2,396,255		9.9%
CNH CA Master Account, L.P. Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	—		2,396,255	(2)	2,396,255		9.9%
Whitebox Advisors, LLC 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416	1,987,875	(3)	408,380		2,396,255		9.9%
Kopp Investment Advisors, LLC 7701 France Avenue South, Suite 500 Edina, MN 55435	2,252,554	(4)	—		2,252,554		9.4%
AQR Capital Management, LLC; AQR Absolute Return Master Account L.P. Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	1,683,864	(5)	366,482		2,050,346		8.5%
Aristeia Capital L.L.C. 136 Madison Avenue, 3rd Floor New York, NY 10016	1,540,551	(6)			1,540,551		6.4%
Columbia Pacific Opportunity Fund, L.P. 1910 Fairview Avenue East, Suite 500 Seattle, WA 98102	1,537,860	(7)			1,537,860		6.4%
Lake Union Capital Fund, L.P. 600 University Street, Suite 1520 Seattle, WA 98101	1,500,000	(8)			1,500,000		6.3%
ABN AMRO Bank N.V., London Branch c/o RBS Global Banking & Markets 600 Washington Boulevard Stamford, CT 06901	—		1,187,778	(9)	1,187,778		5.0%

Name of Individuals or Identity of Group	Shares Beneficially Owned	Series B Preferred Stock and Debentures Convertible Within 60 Days of December 1, 2010	Total Shares Beneficially Owned Plus Exercisable Within 60 Days of December 1, 2010	Stock Options and RSUs Vested Within 60 Days of December 1, 2010 and upon the Company's Listing on an Exchange		Percent of Total Shares Outstanding
Christopher R. Gardner	17,466	—	17,466	138,057	(10)	*
Richard C. Yonker	4,000	—	4,000	26,250	(11)	*
Dr. Martin C. Nuss	—	—	—	13,125	(12)	*
Steven P. Hanson	3,100	—	3,100	7,075	(13)	*
Edward Rogas, Jr.	3,000	—	3,000	6,000	(14)	*
G. Grant Lyon	10,000	—	10,000	5,750	(15)	*
James H. Hugar	14,000	—	14,000	5,750	(16)	*
G. William LaRosa	500	—	500	—		*
All executive officers and Directors as a group (8 persons)	52,066	—	52,066	202,007		*

*
Less than 1% of the outstanding Common Stock.

(1)
The shares exercisable within 60 days include shares of common stock issuable upon conversion of $2,900,000 principal amount of debt securities held by Linden Capital. The debt securities are convertible into shares of common stock but only to the extent that conversion would not cause the holder to become a beneficial owner of more than 9.99% of the shares of common stock outstanding. A Schedule 13G/A was filed by Linden Capital, L.P. ("Linden Capital"), Linden GP LLC ("Linden GP") and Siu Min Wong with the SEC on January 15, 2010. Based on the information reported in the Schedule 13G/A, (i) Linden GP is the general partner of Linden Capital and Mr. Wong is the managing member of Linden GP, and (ii) as of December 31, 2009, Linden Capital, Linden GP and Mr. Wong had shared power to vote or direct the vote and to dispose or direct the disposition of the shares held by Linden Capital.

(2)
CNH CA Master Account, L.P. and its affiliates beneficially own an aggregate of 134,718.93 shares of Series B Preferred Stock that are convertible into an aggregate of 673,595 shares of common stock and $10,689,000 aggregate principal amount of debt securities that are convertible into an aggregate of 2,375,333 shares of common stock. The shares of Series B Preferred Stock and the debt securities are convertible into shares of common stock but only to the extent that conversion would not cause the holder to become a beneficial owner of more than 9.99% of the shares of common stock outstanding.

(3)
Whitebox Advisors, LLC and its affiliates, together hold an aggregate of 50,988.92 shares of Series B Preferred Stock that are convertible into an aggregate of 254,945 shares of common stock, and $16,963,000 aggregate principal amount of debt securities that are convertible into an aggregate of 3,769,556 shares of common stock. The shares of Series B Preferred Stock and the debt securities are convertible into shares of common stock only to the extent that conversion would not cause the holder to become a beneficial owner of more than 9.99% of the shares of common stock outstanding.

(4)
On November 5, 2010, a Schedule 13D/A was filed by Kopp Investment Advisors, LLC ("KIA"), Kopp Holding Company, LLC ("KHCLLC"), and LeRoy C. Kopp with the SEC. Based on the information reported in the Schedule 13D/A, KIA is an investment advisor managing discretionary accounts owned by numerous third-party clients, KHCLLC is a holding company, and the parent company of KIA, engaged in the investment industry, and Mr. Kopp is serving as the sole governor, chairman and chief investment officer of KIA and KHCLLC. As reported in the Schedule 13D/A, both KIA and KHCLLC have shared voting power with respect to 2,249,959 shares and shared dispositive power with respect to 1,266,004 shares, and beneficially owns 2,249,959 shares, and Mr. Kopp has shared voting power with respect to 2,249,959 shares, sole dispositive power with respect to 986,550 shares, shared dispositive power with respect to 1,266,004 shares and beneficially owns 2,252,554 shares.

(5)
A Schedule 13G/A was filed on February 11, 2010 by AQR Capital Management, LLC and its affiliates which, based on the information reported in the Schedule 13G/A, together beneficially own an aggregate of 1,683,864 shares of common stock and debt securities that are convertible into 366,482 shares of common stock. The numbers that appear in the table above and in this footnote have been adjusted to reflect the 1-for-20 reverse stock split effected subsequent to the filing of the Schedule 13G/A on February 11, 2010.

(6)
On February 16, 2010, a Schedule 13G was filed by Aristeia Capital L.L.C. ("ACLLC") as the investment manager for the 1,540,551 shares held by Aristeia Master L.P., Aristeia International Limited and Aristeia Partners, L.P. (the "Funds"). Based on the information reported in the Schedule 13G, ACLLC shares voting and investment control over shares held by the Funds, and ACLLC and its affiliates disclaim beneficial ownership of the shares held by the Funds except to the extent of their respective economic interests in each Fund. The numbers that appear in the table above and in this footnote have been adjusted to reflect the 1-for-20 reverse stock split effected subsequent to the filing of the Schedule 13G on February 16, 2010.

(7)
On November 8, 2010, a Schedule 13G was filed by Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors, LLC ("CPA"), Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty, and Brandon D. Baty with the SEC. Based on the information reported in the Schedule 13G, CPA has the sole voting power and sole dispositive power with respect to the 1,537,860 shares of common stock to which the Schedule 13G relates.

(8)
On April 29, 2010, a Schedule 13G/A was filed by Lake Union Capital Fund, LP ("LULP"), Lake Union Capital Management, LLC ("LULLC"), and Michael Self with the SEC. Based on the information reported in the Schedule 13G/A, LULP, LULLC and Mr. Self have shared voting and dispositive power with respect to all 1,500,000 shares. The numbers that appear in the table above and in this footnote have been adjusted to reflect the 1-for-20 reverse stock split effected subsequent to the filing of the Schedule 13G/A on April 29, 2010.

(9)
ABN AMRO Bank N.V., London Branch beneficially owns $5,345,000 aggregate principal amount of debt securities that are convertible into an aggregate of 1,187,777 shares of common stock. The debt securities are convertible into shares of common stock but only to the extent that conversion would not cause the holder to become a beneficial owner of more than 9.99% of the shares of common stock outstanding.

(10)
Represents 7,500 RSUs and 130,557 options vested as of December 1, 2010 or that become vested within 60 days of December 1, 2010. Each RSU represents a right to receive one share of common stock. Such vested options are not exercisable nor are the shares underlying RSUs deliverable until the Company's common stock is listed on a national securities exchange.

(11)
Represents 3,750 RSUs and 22,500 options vested as of December 1, 2010 or that become vested within 60 days of December 1, 2010. Each RSU represents a right to receive one share of common stock. Such vested options are not exercisable nor are the shares underlying RSUs deliverable until the Company's common stock is listed on a national securities exchange.

(12)
Represents 1,875 RSUs and 11,250 options vested as of December 1, 2010 or that become vested within 60 days of December 1, 2010. Each RSU represents a right to receive one share of common stock. Such vested options are not exercisable nor are the shares underlying RSUs deliverable until the Company's common stock is listed on a national securities exchange.

(13)
Represents 7,075 stock options vested as of December 1, 2010 or that become vested within 60 days of December 1, 2010. Vested options are not exercisable until the Company's common stock is listed on a national securities exchange.

(14)
Represents 6,000 stock options vested as of December 1, 2010 or that become vested within 60 days of December 1, 2010. Vested options are not exercisable until the Company's common stock is listed on a national securities exchange.

(15)
Represents 5,750 stock options vested as of December 1, 2010 or that become vested within 60 days of December 1, 2010. Vested options are not exercisable until the Company's common stock is listed on a national securities exchange.

(16)
Represents 5,750 stock options vested as of December 1, 2010 or that become vested within 60 days of December 1, 2010. Vested options are not exercisable until the Company's common stock is listed on a national securities exchange.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own beneficially more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership within specified periods with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) forms required to be furnished to us with respect to fiscal year 2010 and written representations that no other reports were required, we believe that our executive officers, directors, and greater than 10% stockholders complied with the Section 16(a) reporting requirements during fiscal year 2010.

Compensation Committee Report

        The following Compensation Committee Report does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Compensation Committee Report by reference therein.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the fiscal year 2010 annual report on Form 10-K.

        The foregoing report is provided by the following directors, who constitute the Compensation Committee:

G. Grant Lyon, Chairman
Edward Rogas, Jr., member
G. William LaRosa, member

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of G. Grant Lyon, Chairperson, Edward Rogas, Jr. and G. William LaRosa. Former directors Guy W. Adams, Vincent Chan, Robert A. Lundy, and Willow B. Shire served as members of the Compensation Committee during fiscal year 2010 or until their resignation on October 30, 2009. No director who served on the Compensation Committee of our Board during fiscal year 2010 currently is, or during fiscal year 2010, was an officer or employee of the Company or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. In addition, no member of our Compensation Committee is, or during fiscal year 2010 was, employed by a company whose Board of Directors includes or included any members of our management.

 EXECUTIVE OFFICERS

        Set forth below is information regarding our executive officers, other than Christopher R. Gardner, our President and Chief Executive Officer, for whom information is set forth above under "Nominees."

        Richard C. Yonker, age 63, was appointed our Chief Financial Officer in December 2006. Prior to joining Vitesse, Mr. Yonker served as the Chief Financial Officer of Capella Photonics, a telecommunications company, from October 2005 to November 2006. He also served as Chief Financial Officer of Avanex Corporation, an optical telecommunications company, from April 2005 to September 2005; Actelis Networks, a telecommunications company, from May 2004 to April 2005; Bermai, a Wi-Fi semiconductor company, from November 2003 to April 2004; Gluon Networks, a telecommunications switch company, from February 2003 to October 2003; and Agility Communications, a telecommunications company, from November 2000 to January 2003. Mr. Yonker served as a director of LogicVision, a semiconductor company providing built-in-self-test and diagnostic solutions, from January 2005 until the company merged with Mentor Graphics in August 2009. Mr. Yonker holds a bachelor's degree in industrial engineering from the General Motors Institute and a master's degree in finance management from the Massachusetts Institute of Technology.

        Dr. Martin C. Nuss, age 53, was appointed our Vice President of Technology and Strategy in November 2007. Prior to joining Vitesse, Dr. Nuss served as Vice President and Chief Technology Officer of the Optical Ethernet group of Ciena Corporation, a network infrastructure solutions and intelligent software provider. Dr. Nuss founded Internet Photonics in 2000, and served as its Chief Technology Officer until the company was acquired by Ciena in 2004. Dr. Nuss also served 15 years at Bell Labs in various technical and management roles including Director of the Optical Data Networks Research Department. He is a Fellow of the Optical Society of America and a member of IEEE. Dr. Nuss holds a doctorate in applied physics from the Technical University in Munich, Germany.

        Steve Perna, age 52, was appointed our Vice President of Product Marketing in August 2010. Prior to joining Vitesse, Mr. Perna held the position of President and Chief Executive Officer at Wiquest Communications, a wireless networking start-up, from 2007 to 2009. From 1995 to 2007 Mr. Perna held various vice president and executive-level roles at PMC-Sierra. Prior to PMC-Sierra, he spent 15 years as the Director of Marketing and Management at Texas Instruments in Dallas. Mr. Perna earned a BS degree in chemical engineering from the University of Notre Dame in 1980. He also earned an MBA degree in marketing management and an MS degree in corporate finance from the University of Dallas, as well as an MS degree in biomedical/electrical engineering from the University of Texas.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The Compensation Committee of the Board of Directors determines the overall executive compensation practices for our named executive officers. For fiscal year 2010, our named executive officers were: Christopher R. Gardner, Chief Executive Officer; Richard C. Yonker, Chief Financial Officer; Dr. Martin C. Nuss, Vice President, Technology and Strategy; Steve Perna, Vice President, Product Marketing; and Michael B. Green, Vice President, General Counsel and Secretary. Mr. Green resigned from the Company effective February 5, 2010.

        Executive compensation for our named executive officers consists of three components:

  •
  Base Salary—the fixed amount of compensation paid to our named executive officers for performing their day-to-day duties;

  •
  Annual Cash Bonus—the annual cash bonuses or incentive awards are designed to incentivize and reward contributions that enhance the short and long term performance of the Company; and

  •
  Equity Compensation—the higher-risk, longer-term incentive award that is designed to retain the named executive officers and align their financial interests with our stock price performance and other factors that directly and indirectly affect stockholder value.

Compensation Philosophy and Objectives

        The basic philosophy of the Compensation Committee is to pay a reasonable and competitive base salary and to reward named executive officers for achievements during the previous fiscal year and incentivize performance in future years. Its overall goal is to establish and administer an executive compensation program that effectively attracts and retains highly skilled executive officers, enhances stockholder value, motivates technological innovation, and rewards executive officers who contribute to the Company's long-term success. The Compensation Committee uses all three components of compensation in an effort to create a balanced compensation package that provides adequate incentive for outstanding performance without creating undue incentives for executives to undertake risks that could have material adverse effects on the Company.

Consideration of Competitors' Compensation

        Each year, the Compensation Committee determines the amounts of each named executive officer's base salary, annual cash bonus, and equity grants. The Compensation Committee reviews industry data to gain an understanding of compensation levels within the industry for each executive position.

        Starting in fiscal year 2009 and again in 2010, the Compensation Committee contracted with DolmatConnell, independent compensation consultants, to conduct a peer group compensation survey. DolmatConnell provides pay data for semiconductor companies, including the majority of our competitors, consisting of executive compensation levels for base salary, annual cash bonus and equity awards.

        The Compensation Committee considers industry compensation data because it wishes to provide compensation packages that are neither at the low nor high ends of the range of comparable companies but, instead, are targeted toward the mid-point of the range of comparable companies. The Compensation Committee's determinations regarding individual compensation elements are based on several factors in addition to industry data; including, but not limited to, the committee's subjective assessment of the criticality of the position, individual performance, and Company performance. After reviewing industry data and assessing the role and performance of each named executive officer, the Compensation Committee uses its discretion to set compensation levels for each of the three components, base salary, annual cash bonus, and equity compensation, for the named executive officers.

        In fiscal year 2010, Vitesse was positioned, on average, at the market 50th percentile for base salary and actual total cash. The Company's equity compensation was generally positioned between the market 50th and 75th percentiles, in terms of the grant date fair value.

        DolmatConnell's October 2010 study benchmarked Vitesse's executive compensation and long-term incentives against 16 peer companies. In general, DolmatConnell included firms that have similar products and/or services to ours and that have revenues and market capitalizations that are one-half to two times those of our Company. Due to the relative lack of companies within these desired ranges, we chose to expand our scope to include companies that fall within one-third to three times Vitesse's metrics. We employed a revenue range of $50M to $500M, reflecting the expanded range around Vitesse's most recent four quarters' revenue. Consistent with our previous methodology, the following factors were used to redefine our peer group:

  •
  Status as a public, US-based and non-subsidiary firm;

  •
  Revenue between $50M and $500M;

  •
  Market capitalization between $30M and $300M; and

  •
  Product and industry similarity. Similar industries are defined as: Communication integrated circuits, networking integrated circuits and design, foundry, & packaging services industries.

        DolmatConnell reviewed the potential peer landscape by assessing direct product competitors listed in Hoover's database, companies that listed Vitesse in their peer groups, local labor market companies, and firms in Vitesse's related industries as referenced in Hoover's database. Compensation benchmarking for the executive officers and other vice presidents included information published in the peer group's most recent proxy statements and Radford's Executive Compensation survey data. Although these firms may not be in direct competition with Vitesse, DolmattConnell believes that this peer group is representative of the Company's market for executive talent.

Anadigics, Inc.	Magma Design Automation, Inc.
Applied Micro Circuits Corporation	Mindspeed Technologies, Inc.
Conexant Systems, Inc.	Oplink Communications, Inc.
DSP Group, Inc.	Pericom Semiconductor Corporation
EMCORE Corporation	Sigma Designs, Inc.
Exar Corporation	Silicon Image, Inc.
Ikanos Communications, Inc.	Supertex, Inc
IXYS Corporation

The Role of Management in Setting Executive Compensation

        Compensation for our named executive officers, other than our Chief Executive Officer, Christopher R. Gardner, is established by the Compensation Committee in consultation with Mr. Gardner. With regard to our named executive officers other than the Chief Executive Officer, Mr. Gardner recommends individual goals and presents to the Compensation Committee his subjective evaluation of the other named executive officers in executive sessions. After consideration of Mr. Gardner's presentation, the ultimate decision as to compensation to be paid to those named executive officers is made by the Compensation Committee.

        The Compensation Committee is solely responsible for setting compensation for the Chief Executive Officer, including establishing goals and evaluating performance. Mr. Gardner does not participate in any Compensation Committee decisions regarding his own compensation.

Fiscal Year 2010 Compensation

  Base Salary

        During fiscal year 2009, pursuant to an interim and temporary plan designed to protect our immediate operating performance and cash position, the Compensation Committee reduced the base salaries of our named executive officers and suspended all matching contributions for its named executive officers in connection with the Company's 401(k) plan. In addition, there were reduced wages and benefits to substantially all other employees of the Company. The Compensation Committee continued the reduced base salaries for the named executive officers during fiscal year 2010.

        On October 1, 2010, the Compensation Committee increased the base salaries of the named executives back to their levels prior to the fiscal year 2009 reductions in recognition of improvements to our operating performance and cash position. Wages for all other employees impacted by the temporary reduction were likewise returned to prior levels and furloughs were discontinued. The Company has not re-instituted 401(k) plan matching contributions for its named officers or other employees.

  Annual Cash Bonus

        The Compensation Committee determined bonuses for executives for fiscal year 2010 based on the Company's attainment of specific financial performance objectives for the 2010 fiscal year and each executive's personal performance.

        The bonus payment to the Chief Executive Officer for fiscal year 2010 was determined at the discretion of the Compensation Committee after assessing the Company's financial performance and reviewing Mr. Gardner's achievement in four areas, which are described in the table below, along with the portion of Mr. Gardner's potential bonus payment that related to each performance metric and the Committee's determination to what extent each metric was achieved.

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 150%)	Bonus Payment as a Percentage of Potential Bonus Payment
Financial Performance of the Company based on:
• Revenue from Operations	10%	0%	0%
• Gross Margin	15%	150%	22.5%
• Cash	15%	50%	7.2%
Execution of the Company's Annual Operating Plan established by the Board of Directors	20%	50%	10%
Market Position of the Company based on:
• Successful Execution of Major Product Strategies	30%	30%	9%
Strengthening the Organization	10%	50%	5%
Total:	100%		55%

        Mr. Gardner had the potential to earn a bonus payment of up to 150% of his annual base salary as reflected in the Summary Compensation Table. Based on the Committee's subjective evaluation of Mr. Gardner's performance relative to the performance metrics described above, the Compensation Committee determined Mr. Gardner's bonus payment to be 55% of his base salary for fiscal year 2010.

        Named executive officers other than Mr. Gardner participate in the Company's Fiscal Year 2010 Executive Bonus Plan, under which their bonus payments are based partially on the Company achieving a minimum Adjusted EBITDA and partially on achievement of personal goals, according to the following formula:

Total Bonus	=	Base Salary	x	% of Total Bonus with 100% of Goals Achieved for the respective Adjusted EBITDA	x	% of Personal Goals Achieved

        Adjusted EBITDA is calculated as net income before interest, expenses for taxes, depreciation, amortization, deferred stock compensation, and non-recurring professional fees, with the possibility of adjustment for certain unusual or non-recurring events. The table below shows the fiscal year 2010 Adjusted EBITDA goals and minimum, target and maximum bonus payments for each level of Adjusted EBITDA assuming achievement of all personal performance goals (expressed as a percentage of annual base salary).

	Adjusted EBITDA	Total Bonus with 100% of Goals Achieved for Mr. Yonker	Total Bonus with 100% of Goals Achieved for Other Named Executive Officers (other than the CEO and CFO)
Minimum	Less than $12.2 million	25%	15.0%
Target	$12.2 million	40%	30.0%
	More than $18.8 million	50%	35.0%
Maximum	More than $20 million	60%	40.0%

        The Company achieved less than the target of $12.2 million in Adjusted EBITDA. As a result, the target bonus for Mr. Yonker was 25% times the percent of personal goals achieved. The target bonus for Dr. Nuss was 15% times the percentage of personal goals achieved.

        The personal goals for each of the other named executive officers under the Company's Fiscal Year 2010 Executive Bonus Plan are established by Mr. Gardner and approved by the Compensation Committee. Following fiscal year end 2010, Mr. Gardner made a subjective determination regarding the extent to which such goals have been met for each of the other named executive officers.

        The bonus payment to Mr. Yonker for fiscal year 2010 was determined after assessing the Company's financial performance and reviewing Mr. Yonker's achievement in four areas, which are described in the table below, along with the portion of Mr. Yonker's potential bonus payment that related to each performance metric and the CEO's determination to what extent each metric was achieved.

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 100%)	Bonus Payment as a Percentage of Potential Bonus Payment
Financial Performance of the Company based on:
• Operating income	20%	100%	20%
• Gross Margin	10%	100%	10%
• Cash	20%	50%	10%
Execution of the Company's Annual Operating Plan established by the Board of Directors	20%	0%	0%
Market Position of the Company based on:
• Customer Position	10%	80%	8%
Strengthening the Organization	20%	0%	0%
Total:	100%		48%

        The bonus payment to Dr. Nuss for fiscal year 2010 was determined after assessing the Company's financial performance and reviewing Dr. Nuss's achievement in four areas, which are described in the table below, along with the portion of Dr. Nuss's potential bonus payment that related to each performance metric and the CEO's determination to what extent each metric was achieved.

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 100%)	Bonus Payment as a Percentage of Potential Bonus Payment
New Product Concepts	30%	100%	30%
Creation of Strategic Plan	20%	50%	10%
Market Position of the Company based on:
• Industry perception of Vitesse as a leader	10%	100%	10%
• Market share	20%	100%	20%
Strengthening the Organization	20%	50%	10%
Total:	100%		80%

        Per the Employment Agreement between Mr. Perna and our Company, he was not eligible to participate in or receive a bonus under the Fiscal Year 2010 Executive Bonus Plan, but instead received the compensation set forth in the Employment Agreement, which is described in the narrative following the Summary Compensation Table and Grants of Plan-Based Awards Table below.

        The total incentive based on personal performance as described in this and the prior paragraph is set forth for the named executive officers in the Summary Compensation Table.

        The bonus payments for fiscal year 2010 are paid by the end of the first quarter of fiscal year 2011, or as soon as practicable after determination and certification of the actual financial performance levels for the year and grant of approval by the Compensation Committee in a duly held meeting, but, in no event, later than March 15, 2011.

  Equity Compensation

        On February 25, 2010, the Compensation Committee determined that it was appropriate to grant equity awards to its named executive officers and other employees. Such grants were weighted in such a way to achieve short-term retention by granting restricted stock awards and with a focus towards long-term incentive and retention by granting stock options. The number of grants of each type of award made to executive officers was determined at the discretion of the Compensation Committee after taking into consideration market data provided by DolmatConnell and each officer's total percent of stock ownership. The grants were considered by DolmatConnell to be within an acceptable run rate for our peer group (median of 4.3% and the 75th percentile of 5.8%) given Vitesse's lack of equity compensation awards between 2006 and 2008. The Compensation Committee determined that the RSUs would have a three year vesting while the stock options would have a four year vesting schedule to promote retention. As part of the terms of the awards, the Compensation Committee determined that regardless of the vesting schedule no options would be exercisable, nor would any RSUs be converted to shares of common stock until the shares of the Company were listed on a national securities exchange.

Other Compensation

        The named executive officers enjoy the same benefits as all other employees of the Company, including medical, dental, vision, accidental death and dismemberment, group term life insurance in the amount of two times annual compensation (up to $280,000), business travel insurance, and a 401(k) plan. Paid leave benefits include vacation, sick leave, holidays and a sabbatical after 10 years of employment. The Company offers education assistance and a health/fitness benefit of $100 per year for health club membership or health/fitness classes. The Company also offers monetary rewards for patents.

Summary Compensation Table for Fiscal Year 2010

        The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to the Company during the fiscal years ended September 30, 2010, 2009 and 2008:

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Christopher R. Gardner	2010	$410,676	$—	$468,000	$347,760	$206,250	$—	$1,432,686
Chief Executive Officer	2009	346,744	—	74,000	90,160	262,500	1,212	774,616
	2008	388,063	262,500	—	—	—	6,926	657,489
Richard C. Yonker	2010	288,799	—	234,000	173,790	33,915	—	730,504
Chief Financial Officer	2009	272,912	—	37,000	45,080	116,875	2,689	474,556
	2008	278,226	—	—	—	74,250	7,734	360,210
Dr. Martin C. Nuss	2010	240,077	—	104,000	77,240	24,675	—	445,992
Vice President,	2009	209,761	—	18,500	22,540	38,133	2,539	291,473
Technology and Strategy	2008	194,668	—		198,000	66,000	5,312	463,980
Steve Perna	2010	38,242	75,000	95,750	70,203	—	—	279,195
Vice President, Product	2009	—	—	—	—	—	—	—
Marketing	2008	—	—	—	—	—	—	—
Michael B. Green	2010	218,077	—	—	—	—	—	218,077
Vice President, General	2009	217,068	—	18,500	18,032	73,150	2,400	329,150
Counsel and Secretary	2008	213,985	—	—	—	53,300	6,150	273,435

(1)
Salary amounts reflect the actual base salary payments, and the value of accrued vacation as of the end of the respective fiscal year, to the named executive officers.

(2)
Amounts shown for stock and option awards do not reflect compensation actually received by the named executive officers. These amounts represent the aggregate grant date fair values of such awards calculated in accordance with ASC 718, but disregarding the estimate of forfeitures related to service-based vesting conditions. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended September 30, 2010 and prior years.

Grants of Plan-Based Awards in Fiscal Year 2010

        The following table sets forth information relating to plan-based awards granted to our named executive officers in fiscal year 2010:

						All Other Option Awards: Number of Securities Underlying Options
	Estimate Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Stock Units			Grant Date Fair Value of Stock and Option Awards(2)
							Exercise Price of Options (Per Share)
Name	Threshold	Target	Maximum	Grant Date
Christopher R. Gardner	$—	$375,000	$562,500
				2/12/2010		90,000	$3.86	$347,760
				2/12/2010	90,000			468,000
Richard C. Yonker	$—	$33,915	$135,375
				2/25/2010		45,000	3.86	173,790
				2/25/2010	45,000			234,000
Dr. Martin C. Nuss	$—	$24,675	$164,500
				2/25/2010		20,000	3.86	77,240
				2/25/2010	20,000			104,000
Steve Perna	$—	$—	$—
				8/11/2010		25,000	2.81	70,203
				8/11/2010	25,000			95,750

(1)
Represents possible payouts for fiscal year 2010 for the named executive officers under their respective bonus plans. Amounts actually earned are displayed in the Summary Compensation Table.

(2)
Amounts shown for stock and option awards do not reflect compensation actually received by the named executive officers. These amounts represent the aggregate grant date fair value of these awards calculated in accordance with ASC 718, but disregarding the estimate of forfeitures related to service-based vesting conditions. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2010 and prior years.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        Salary amounts reported in the Summary Compensation Table reflect the actual base salary payments, made in the respective fiscal year and the value of accrued vacation as of the last day of the respective fiscal year, to the named executive officers. Bonus amounts reflect non-incentive plan based cash payments. Non-equity incentive plan compensation represents incentive bonuses earned for services rendered during the respective fiscal year. The non-equity incentive plan compensation payments for fiscal year 2010 are paid in a lump sum by the end of the first quarter of the fiscal year following the year in which the bonus is earned, or as soon as practicable after determination and certification of the actual financial performance levels for the year and grant of approval by the Compensation Committee but, in no event, later than March 15, 2011.

        Each option grant reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table entitles the officer to purchase one share of our common stock at the time of vesting based on the price of our common stock on the date the option was granted. Each RSU entitles the officer to receive one share of our common stock at the time of vesting without the payment of an exercise price or other cash consideration. The actual value that an officer will realize on each RSU award will depend on the price per share of our common stock at the time shares underlying the RSU awards are sold. Vested options are not exercisable nor are the shares underlying RSU awards deliverable until the Company's common stock is listed on a national securities exchange.

        The terms and conditions of the employment agreements between the Company and the named executive officers are described below under "Employment Agreements."

Outstanding Equity Awards at Fiscal Year-End 2010

        The following table provides information regarding the holdings of equity awards by our named executive officers at September 30, 2010:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price per Share	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(a)
Christopher R. Gardner	10,000	(1)	—		348.75	4/6/2011	92,500	(21)	$333,925
	6,000	(2)	—		145.40	10/2/2011
	1,000	(3)	—		145.40	10/2/2011
	144	(4)	—		145.40	10/2/2011
	13,530	(5)	—		145.40	10/2/2011
	1,470	(6)	—		145.40	10/2/2011
	11,250	(7)	—		16.52	10/17/2012
	5,000	(8)	—		139.40	10/20/2013
	3,750	(9)	—		51.60	10/27/2014
	3,750	(10)	—		51.60	10/27/2014
	5,625	(11)	—		51.60	10/27/2014
	1,875	(12)	—		51.60	10/27/2014
	5,500	(13)	—		48.00	12/2/2015
	20,000	(14)	—		30.60	6/21/2016
	10,000	(15)	10,000	(15)	7.40	10/13/2018
			90,000	(16)	5.20	2/12/2020
Richard C. Yonker	11,250	(17)	3,750	(17)	17.20	12/11/2016	46,250	(22)	166,963
	5,000	(15)	5,000	(15)	7.40	10/13/2018
			45,000	(19)	3.86	2/25/2020
Dr. Martin C. Nuss	5,000	(18)	5,000	(18)	19.80	11/16/2017	20,625	(23)	74,456
	2,500	(15)	2,500	(15)	7.40	10/13/2018
			20,000	(19)	3.86	2/25/2020
Steve Perna			25,000	(20)	2.81	8/11/2020	25,000	(24)	90,250

(1)
Annual Grant: Vested 20% on 1/1/02, 20% on 1/1/03, 20% on 1/1/04, 20% on 1/1/05, and 20% on 1/1/06.

(2)
Special Grant: Vested 25% on 10/1/01, 25% on 10/1/02, 25% on 10/1/03, and 25% on 10/1/04.

(3)
Special Grant: Vested 20% on 1/1/02, 20% on 1/1/03, 20% on 1/1/04, 20% on 1/1/05, and 20% on 1/1/06.

(4)
Special Grant: Vested 100% on 12/31/02.

(5)
Annual Grant: Vested 22% on 10/1/02, 22% on 10/1/03, 22% on 10/1/04, 17% on 10/1/05, and 17% on 10/1/06.

(6)
Annual Grant: Vested 1% on 10/1/02, 1% on 10/1/03, 4% on 10/1/04, 47% on 10/1/05, and 47% on 10/1/06.

(7)
Annual Grant: Vested 20% on 10/17/02, 20% on 4/17/03, 20% on 10/17/03, 20% on 4/17/04, and 20% on 10/17/04.

(8)
Annual Grant: Vested 25% on 10/20/04, 25% on 10/20/05, 25% on 10/20/06, and 25% on 10/20/07.

(9)
Annual Grant: Vested 50% on 10/27/07 and 50% on 10/27/08.

(10)
Annual Grant: Vested 50% on 10/27/05 and 50% on 10/27/06.

(11)
Annual Grant: Vested 33% on 10/27/06, 33% on 10/27/07, and 33% on 10/27/08.

(12)
Annual Grant: Vested 100% on 10/27/09.

(13)
Annual Grant: Vested 25% on 12/2/06, 25% on 12/2/07, 25% on 12/2/08, and 25% on 12/2/09.

(14)
Retention Grant: Vested 25% on 6/21/07, 25% on 6/21/08, and 25% on 6/21/09 and vests 25% on 6/21/10.

(15)
Annual Grant: Vested 50% on 10/14/09 and vests 25% on 10/13/10 and 25% on 10/13/11.

(16)
Employment Agreement Grant: Vested 25% on 2/12/11, 25% on 2/12/12, and 25% on 2/12/13 and vests 25% on 2/12/14.

(17)
Employment Agreement Grant: Vested 25% on 12/11/07, 25% on 12/11/08, and 25% on 12/11/09 and vests 25% on 12/11/10.

(18)
Employment Agreement Grant: Vested 25% on 11/16/08 and 25% on 11/16/09 and vests 25% on 11/16/10 and 25% on 11/16/11.

(19)
Annual Grant: Vested 25% on 2/25/11 and 25% on 2/25/12 and vests 25% on 2/25/13 and 25% on 2/25/14.

(20)
Employment Agreement Grant: Vested 25% on 8/11/11 and 25% on 8/11/12 and vests 25% on 8/11/13 and 25% on 8/11/14.

(21)
Annual Grant-10,000: Vested 50% on 10/14/09 and vests 25% on 10/13/10 and 25% on 10/13/11. Employment Agreement Grant-90,000: Vested 33% on 2/12/11 and 33% on 2/12/12 and vests 33% on 2/12/13.

(22)
Annual Grant-5,000: Vested 50% on 10/14/09 and vests 25% on 10/13/10 and 25% on 10/13/11. Employment Agreement Grant-45,000: Vested 33% on 2/25/11 and 33% on 2/25/12 and vests 33% on 2/25/13.

(23)
Annual Grant-2,500: Vested 50% on 10/14/09 and vests 25% on 10/13/10 and 25% on 10/13/11.Employment Agreement Grant-20,000: Vested 33% on 2/25/11 and 33% on 2/25/12 and vests 33% on 2/25/13.

(24)
Employment Agreement Grant-25,000: Vested 50% on 8/11/11 and 50% on 8/11/12.

(a)
The market value of the stock awards is based on the closing price per share of Vitesse's stock on September 30, 2010, which was $3.61.

Employment Agreements

  Christopher R. Gardner Employment Agreement

        On January 27, 2010, the Amended and Rested Employment Agreement, initially dated June 26, 2006 (the "Prior Employment Agreement"), between the Company and Christopher Gardner, the Company's President and Chief Executive Officer, terminated by its terms. On February 12, 2010, the Company entered into a new Employment Agreement with Mr. Gardner (the "2010 Employment Agreement"). The 2010 Employment Agreement terminates on February 12, 2012.

        Pursuant to the terms of the 2010 Employment Agreement, Mr. Gardner will receive a base annual salary of $375,000 and is eligible to receive a target bonus of 100% of his base salary and a maximum bonus of 150% of his base salary. The amount of any such bonus is subject to the discretion of the Company's Compensation Committee. In connection with entering into the 2010 Employment Agreement, the Company's Compensation Committee granted Mr. Gardner stock options to purchase 90,000 shares and 90,000 RSUs. The stock options and RSUs were granted pursuant to the terms of the Company's 2001 Stock Incentive Plan. The stock options have an exercise price of $5.20 per share and vest 25% per year over four years. The RSUs vest over three years, with one-third of the RSUs vesting on each one-year anniversary of the date of grant. Mr. Gardner is to receive five (5) weeks of vacation per year.

        If Mr. Gardner's employment is terminated by him for Good Reason or by Vitesse other than For Cause, Mr. Gardner would be entitled to receive a lump sum payment equal to (a) two years of his base salary plus (b) two times the maximum target bonus plus (c) a pro rata portion (based upon the portion of the fiscal year prior to his termination date) of either (i) his target bonus or (ii) in the case of a termination for such reasons within 24 months following a Change of Control Event (as defined in Vitesse's 2001 Stock Incentive Plan), a pro rata portion of the greater of his target bonus or the amount of his bonus in the prior fiscal year, whichever is greater. If Mr. Gardner's employment is terminated by Vitesse other than For Cause during the one-year period prior to a Change of Control Event and Mr. Gardner can demonstrate that his termination arose in connection with or in anticipation of such Change of Control Event (including as a result of the request of a third party which had taken steps reasonably calculated to effect such Change of Control Event), then all RSUs which are subject solely to time-based vesting and were outstanding immediately prior to Mr. Gardner's final day of employment will become fully vested and, to the extent such Change of Control Event occurs during the six-month period following the termination date of Mr. Gardner's employment, all of his outstanding options which are subject solely to time-based vesting shall become fully vested as of the Change of Control Event. If Mr. Gardner's employment is terminated for Good Reason or other than For Cause during the 24-month period following a Change of Control Event, then all outstanding options and RSUs which are subject solely to time-based vesting shall become fully vested.

        For "Cause" is defined as termination by reason of: (i) the executive's conviction of a felony or plea of guilty or nolo contendere to a felony; (ii) the executive's intentional failure or refusal to perform his employment duties and responsibilities; (iii) the executive's intentional misconduct that injures the Company's business; (iv) the executive's intentional violation of any other material provision of his employment agreement or the Company's Code of Business Conduct and Ethics; or (v) as otherwise provided for in the employment agreement regarding "Compliance with Vitesse Policies and Procedures" which states:

    "As a member of Vitesse management, Executive will be expected to comply with all provisions of the Vitesse Policies, Procedures Manual and Employee Handbook, as amended from time-to-time. Executive acknowledges, by signature on this Agreement, that failure to comply with and ensure enforcement of Vitesse's policies, procedures and all federal/state laws relating to business operations may result in immediate termination of employment For Cause."

        The term "Good Reason" and "Disability" have substantially the same meaning in the 2010 Employment Agreement as in the Prior Employment Agreement except that it does not include a "Change of Control Event" as a basis for a "Good Reason" termination by Mr. Gardner.

        The 2010 Employment Agreement contains a provision that would require Mr. Gardner to return any bonus payments earned if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, and the Board determines that misconduct by Mr. Gardner occurred and caused such restatement.

  Richard C. Yonker Employment Agreement

        Mr. Yonker's compensation was established by his employment agreement, dated November 16, 2006, and was amended on June 26, 2007. An employment agreement dated February 20, 2009 superseded the prior Agreement and Amendment. Under his current agreement, Mr. Yonker receives a base salary of $275,000 per year. During 2009, the Company implemented several measures to reduce expenses, including reductions in executive salaries. Effective February 1, 2009, Mr. Yonker's base salary was reduced by 10%, which reduction remained in effect through September 30, 2009. On May 10, 2010, Mr. Yonker received a merit adjustment increasing his annual base salary to $285,000. Mr. Yonker's employment agreement terminates on February 20, 2011, but automatically renews for an additional 24 months if no prior written notice of termination is provided.

        If Mr. Yonker's employment is terminated for Good Reason or other than For Cause (defined in a manner substantially the same as in Mr. Gardner's employment agreement), death, or Disability (defined in a manner substantially the same as in Mr. Gardner's employment agreement), he will receive severance pay equal to 12 months of his then base salary and be eligible for his earned bonus, prorated through his date of termination. In addition, if such termination of employment occurs within the 12 months following a change in control (defined in a manner substantially the same as in Mr. Gardner's employment agreement); Mr. Yonker would be entitled to an additional bonus equal to the amount of his maximum potential annual bonus for the fiscal year. If such termination of employment does not occur within 12 months following a change in control, Mr. Yonker would be eligible for an additional bonus equal to a full year bonus based on his performance. In the event of a Change in Control (defined in a manner substantially the same as in Mr. Gardner's employment agreement) of the Company (or its successor) and any involuntary termination other than For Cause or Mr. Yonker's resignation for Good Reason within one year of such a Change in Control, then any equity awards granted prior to the Change in Control would be accelerated and immediately become vested as though the equity awards were vesting over four years in 48 equal monthly amounts, and as though Mr. Yonker had completed an additional two years of service with the Company, and those options would be exercisable for an additional 90 days following the date of termination of employment.

        "Good Reason" is defined as the occurrence, without the executive's written consent, of any of the following actions unless the action is fully corrected (if possible) within 15 days after the Company receives written notice of the action from the executive: (i) a material reduction in the executive's base salary; (ii) the Company's failure to pay the executive any material amount that is expressly required to be paid under his employment agreement; (iii) the Company's material and adverse reduction of the nature of the executive's duties and responsibilities, disregarding mere changes in title; (iv) the Company's requirement that the executive perform his principal employment duties at an office that is more than 35 miles from Camarillo, California or (v) the Company's failure to renew the agreement.

        Mr. Yonker is bound by a non-solicitation clause for the duration of his employment pursuant to his agreement and for two years thereafter. This clause precludes him from directly or indirectly soliciting any person who is currently employed or has been employed by the Company within the prior six months. During the term of his agreement, Mr. Yonker is also precluded from influencing customers, vendors, and other partners of the Company in a way that would divert business away from the Company or otherwise materially interfere with any business relationship of the Company.

        Mr. Yonker's agreement contains a provision that would require him to return any bonus payments earned if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, and the Board determines that misconduct by Mr. Yonker occurred and caused such restatement.

  Martin Nuss Employment Arrangement

        On November 16, 2007, the Board of Directors appointed Dr. Martin Nuss as Vice President Technology and Strategy. Dr. Nuss received an employment letter from the Company pursuant to which the Company agreed that he is entitled to receive $220,000 as an annual base salary. During 2009, the Company implemented several measures to reduce expenses, including reductions in executive salaries. Effective February 1, 2009, Dr. Nuss' base salary was reduced by 10%, which reduction remained in effect through September 30, 2009. On May 10, 2010, Mr. Nuss received a merit adjustment increasing his annual base salary to $235,000.

        Dr. Nuss is eligible to participate in the Executive Bonus Plan and he is also entitled to employee benefits provided to other senior executives. In the event that his employment is terminated at any time by the Company other than For Cause or he terminates his employment within nine months after a Change in Control resulting in a material change in his position, responsibilities, or compensation, Dr. Nuss will be entitled to a lump sum payment equal to 12 months of his then base salary. For this purpose, "For Cause" is defined in a manner substantially the same as in Mr. Gardner's employment agreement with the addition of failure to effectively perform his job duties and responsibilities and "Change in Control" means the occurrence of any of the following:

  •
  The acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), of beneficial ownership of more than 51 percent of the aggregate outstanding voting power of the capital stock of the Company;

  •
  The Company's consolidation with or merger into another entity where the Company is not the surviving entity or the Company conveys, transfers, or leases all, or substantially all, of its property and assets to another person;

  •
  Any entity consolidates with or merges into the Company in a transaction pursuant to which the Company's outstanding voting capital stock is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause in which no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 51 percent of the Company's outstanding voting capital stock; or

  •
  Approval by the Company's stockholders of the complete liquidation or dissolution of the Company.

  Steve Perna Employment Agreement

        Mr. Perna's compensation was established by his employment agreement dated August 2, 2010. Under his agreement, Mr. Perna receives a base salary of $235,000 per year and an equity grant of 25,000 shares of RSUs with a vesting schedule of 50% per year over two years, and 25,000 share of nonqualified stock options with a vesting schedule of 25% per year over four years. In addition, he is eligible to receive a total relocation allowance of $150,000, pre tax. Payment will be made in two installments: 50% on the Friday following Mr. Perna's employment date, and 50% after completing 90 days of successful employment. The relocation allowance required the relocation of Mr. Perna to within 45 miles of the Company's Camarillo, California office. In the event that Mr. Perna voluntarily terminates employment with Vitesse or is terminated "For Cause" before completing four full years of service, it is agreed that Mr. Perna will repay Vitesse for this relocation allowance.

        Mr. Perna is eligible to participate in the Executive Bonus Plan for fiscal year 2011 and thereafter and eligible for evergreen grants in cycle with the employee offering periods beginning in January 2011. He is also entitled to employee benefits provided to other senior executives.

        If Mr. Perna's employment is terminated (i) by mutual agreement, (ii) by Vitesse "For Cause", (iii) by Executive for other than Good Reason, or (iv) because of the Executive's Disability or death, Mr. Perna will receive his base salary through executive's final day of employment and any fully accrued and unpaid bonus, but shall not be eligible to receive any Severance Pay, earned bonus, or any other bonus or other compensation unless agreed upon by both parties.

        If his employment is terminated by Vitesse other than For Cause or by executive for Good Reason and such termination occurs within the 12-month period following a Change in Control Event, he will receive (a) his base salary and vacation accrued through the termination date of his employment, (b) the earned bonus, (c) severance pay, (d) an additional bonus equal to the amount of the his maximum potential annual bonus pursuant to the bonus plan for the said fiscal year, (e) vesting of outstanding stock options and other equity arrangements as though he had completed an additional 24-months of service with Vitesse and would be exercisable, provided the Company is listed on a National Exchange, for an additional 90days, (f) COBRA benefits paid by the Company for a period of 12-months.

        If termination does not occur within the 12-month period following a Change in Control Event, Mr. Perna shall receive items (a) and (b) noted above plus six additional months of base salary and an additional bonus equal to the earned bonus multiplied by 365 and divided by the number of days in the fiscal year that have occurred prior to the his termination date, all payable on the date of termination of employment.

        "Severance Pay" means six (6) months of the executive's base salary plus one (1) week of base salary for every 12 months the executive has been employed by the Company.

        "For Cause" is defined as termination by reason of (i) Executive's conviction of a felony or plea of guilty or nolo contendere to a felony; (ii) Executive's intentional failure or refusal to perform his employment duties and responsibilities; (iii) Executive's intentional misconduct that injures Vitesse's business; (iv) Executive's intentional violation of any other material provision of this Agreement or Vitesse's code of business conduct and ethics; or (v) as provided in Section 8 of this Agreement. Executive's inability to perform his duties because of death or Disability shall not constitute a basis for Vitesse's termination of Executive's employment For Cause. Notwithstanding the foregoing, Executive's employment shall not be subject to termination For Cause without Vitesse's delivery to Executive of a written notice of intention to terminate. Such notice must describe the reasons for the proposed employment termination For Cause, and must be delivered to Executive at least fifteen (15) days prior to the proposed termination date (the "Notice Period"). Executive shall be provided an opportunity within the Notice Period to cure any such breach (if curable) giving rise to the proposed termination, and shall be provided an opportunity to be heard before the Board. Thereafter, the Board shall deliver to Executive a written notice of termination after the expiration of the Notice Period stating that a majority of the members of the Board have found that Executive engaged in the conduct described in this paragraph.

        "Change in Control" is defined in a manner substantially the same as in Mr. Gardner's employment arrangement.

        Mr. Perna is bound by a non-solicitation clause for the duration of his employment pursuant to his agreement and for two years thereafter. This clause precludes him from directly or indirectly soliciting any person who is currently employed or has been employed by the Company within the prior six months. During the term of his agreement, Mr. Perna is also precluded from influencing customers, vendors, and other partners of the Company in a way that would divert business away from the Company or otherwise materially interfere with any business relationship of the Company.

        Mr. Perna's agreement contains a provision that would require him to return any bonus payments earned if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, and the Board determines that misconduct by Mr. Perna occurred and caused such restatement.

  Michael B. Green Separation Agreement

        On February 5, 2010 (the "Separation Date"), Mr. Green resigned as Vice President/General Counsel and Corporate Secretary of the Company and all of its applicable subsidiaries. Mr. Green received payment of all amounts due from the Company for all salary, wages, bonuses, and commissions earned through the Separation Date and all amounts due from the Company for unused vacation time accrued by him through the close of business on the Separation Date, less all applicable taxes and withholdings. Coverage under Executive's existing health benefits plan continued through the end of the month of the Separation Date, and Executive will thereafter receive any benefits to which Executive may be entitled under COBRA. Mr. Green received all reimbursements due for his outstanding and approved reimbursable expenses. More specifically, Mr. Green received in exchange for his executing a Separation Agreement and Release of Claims agreement:

  •
  Severance pay in the gross amount of one hundred twenty two thousand, six hundred and ninety two dollars and no cents ($122,692.00) which equals six months and three weeks of pay at Executive's current base salary, less all applicable taxes and withholdings;

  •
  An additional payment in the gross amount of fifteen thousand dollars and no cents ($15,000.00), less all applicable taxes and withholdings;

  •
  Payment of accrued and unused vacation hours;

  •
  Reimbursement due for his outstanding and approved reimbursable expenses;

  •
  The Company agrees to pay full COBRA premiums for Executive and Executive's eligible dependents for up to twelve months for coverage under the same benefit option in which Executive and Executive's eligible dependents were enrolled as of the day before Executive's Separation Date; and

  •
  The Company agrees that it will not contest or oppose Executive's application for unemployment insurance compensation benefits.

        Mr. Green further agreed to cooperate with and assist the Company with respect to any pending or future litigation, disputed claims or other matters, including without limitation, by truthfully testifying, as may be reasonably requested from time to time by the Company. If the Company requests and additional expenditure of time by Mr. Green, any if the time involved is more than de minimus, he will be entitled to reasonable compensation as agreed upon between the parties taking into consideration the expected burdens of time and preparation imposed upon him and any potential impact upon then pending responsibilities.

        Mr. Green released and waived any other claims he may have against the Company and its present and former owners, agents, officers, stockholders, employees, directors, attorneys, subscribers, subsidiaries, parent, affiliates, successors and assigns.

Potential Payments upon Termination or Change-in-Control

        If Mr. Gardner's employment is terminated on September 30, 2010 for Good Reason or by Vitesse other than For Cause, Mr. Gardner would be entitled to receive a lump sum payment of $2,081,250 which is equal to (a) two years of his base salary($750,000), plus (b) two times the maximum target bonus ($1,125,000), plus (c) a pro rata portion (based upon the portion of the fiscal year prior to his termination date) of his target bonus ($206,250).

        In the case of a termination for such reasons within 24 months following a Change of Control Event, he would earn a pro rata portion of the greater of his target bonus or the amount of his bonus in the prior fiscal year, whichever is greater.

        If Mr. Gardner's employment is terminated by Vitesse other than For Cause during the one-year period prior to a Change of Control Event and Mr. Gardner can demonstrate that his termination arose in connection with or anticipation of such Change of Control Event (including as a result of the request of a third party which had taken steps reasonably calculated to effect such Change of Control Event), then all RSUs which are subject solely to time-based vesting and were outstanding immediately prior to Mr. Gardner's final day of employment will become fully vested and, to the extent such Change of Control Event occurs during the six-month period following the termination date of Mr. Gardner's employment, all of his outstanding options which are subject solely to time-vesting shall become fully vested as of the Change of Control Event. If Mr. Gardner's employment is terminated for Good Reason or other than For Cause during the 24-month period following a Change of Control Event, then all outstanding options and RSUs which are subject solely to time-based vesting shall become fully vested. As of September 30, 2010 all of Mr. Gardner's outstanding stock option awards were out-of-the-money. The vesting of 100,000 of Mr. Gardner's RSUs would be accelerated. Based on the closing price per share of the Company's stock on September 30, 2010 of $3.61, the value of such RSUs subject to accelerated vesting was $361,000.

        If Mr. Yonker's employment were to have been terminated on September 30, 2010, for Good Reason or for reasons other than For Cause, death or Disability, he would have received a lump sum payment of $352,830 which is equal to his annual base salary of $285,000, plus $67,830 (twice his earned bonus of $33,915). If a Change in Control had occurred within the 12 months prior to September 30, 2010, Mr. Yonker would have received a lump sum payment of $489,915 which is equal to his annual base salary of $285,000 plus $204,915 (his earned bonus of $33,915 and an additional $171,000 upon such termination, representing his maximum bonus for the year). In addition, the shares underlying all of Mr. Yonker's outstanding stock options and RSU awards would be accelerated and immediately become vested as though equity awards were vesting over four years in 48 equal monthly amounts, and he had completed an additional 24 months of service with the Company. Those options would be exercisable for an additional 90 days after termination. As of September 30, 2010, all of Mr. Yonker's outstanding stock option awards were out-of-the-money. The vesting of 50,000 of Mr. Yonker's RSUs would be accelerated. Based on the closing price per share of the Company's stock on September 30, 2010 of $3.61, the value of such RSUs subject to accelerated vesting was $180,500.

        If Dr. Nuss' employment were to have been terminated on September 30, 2010 by the Company other than for cause or by Dr. Nuss within nine months after a Change in Control resulting in a material change in his position, responsibilities, or compensation, he would have received a lump sum payment of $235,000, which is equal to one year of his base salary ($235,000).

        If Mr. Perna's employment were to have been terminated on September 30, 2010 by the Company other than for cause or within 12 months after a Change in Control resulting in a material change in his position, responsibilities, or compensation, he would have received a lump sum payment of $117,500. In addition, the shares underlying all of Mr. Perna's outstanding stock options and RSU awards would be accelerated and immediately become vested as though equity awards were vesting over four years in 48 equal monthly amounts, and he had completed an additional 24 months of service with the Company. Those options would be exercisable for an additional 90 days after termination. As of September 30, 2010, all of Mr. Perna's outstanding stock option awards were out-of-the-money. The vesting of 25,000 of Mr. Perna's RSUs would be accelerated. Based on the closing price per share of the Company's stock on the grant date of $3.61, the value of such RSUs subject to accelerated vesting was $90,250.

        Upon termination, all named executive officers would also receive any vacation accrued and unpaid as of the date of termination.

 EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table

        The following table provides information as of September 30, 2010 concerning securities authorized for issuance under equity compensation plans of the Company.

	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants or Rights		Weighted Average Exercise Price of Outstanding Options, Warrants or Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans approved by Stockholders(1)	2,129,685	(2)	$31.51		2,691,759	(4)
Equity Compensation Plans not approved by Stockholders(5)	128,693		$110.17		—

Total(6)	2,258,378		$35.99	(3)	2,691,759

(1)
Consists of the 2010 Incentive Plan, the 2001 Stock Incentive Plan, the 1991 Stock Option Plan, the 1991 Directors' Stock Option Plan and the 1991 Employee Stock Purchase Plan. No additional awards are being made under the 1991 Stock Option Plan, the 1991 Directors' Stock Option Plan or the 2001 Stock Incentive Plan, which was suspended after stockholders approved the 2010 Incentive Plan at the Annual Meeting held in May 2010. The 1991 Employee Stock Purchase Plan was suspended in July 2006.

(2)
Includes 770,786 RSUs, which do not have an exercise price.

(3)
Includes weighted average exercise price for stock options only.

(4)
Consists of 2,464,229 shares of our common stock reserved for issuance under the 2010 Incentive Plan and 227,530 shares of our common stock reserved for future issuance under the 1991 Employee Stock Purchase Plan. Shares available for issuance under the 2010 Incentive Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock or units, performance units, performance shares and any other stock based award selected by the compensation committee.

(5)
Consists of the Vitesse International Inc. 1999 International Stock Option Plan, which was adopted in 1999 to provide for the grant to international employees of incentive stock options and the assumption of options under plans of foreign subsidiaries. The Vitesse International Inc. 1999 International Stock Option Plan expired on October 31, 2009.

(6)
The table does not include information for equity compensation plans assumed by the Company in connection with acquisitions of the companies that originally established those plans. As of September 30, 2010, a total of 2,772 shares of the Company's common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those options outstanding is $400.00 per share. No additional options may be granted under those assumed plans.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

        In accordance with the charter for the Audit Committee of the Board, the members of the Audit Committee, all of whom are independent directors, review and approve in advance any proposed related person transactions. Additionally, from time to time the Board may directly consider these transactions. For purposes of these procedures, the individuals and entities that are considered "related persons" include:

  •
  Any of our directors, nominees for director and executive officers;

  •
  Any person known to be the beneficial owner of five percent or more of our common stock (a "5% Stockholder"); and

  •
  Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder. We will report all such material related person transactions under applicable accounting rules and SEC rules and regulations.

Related Person Transactions

        There has not been a transaction or series of related transactions to which Vitesse was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

        The charter of our Board's Audit Committee provides that the Audit Committee is responsible for reviewing, in consultation with our General Counsel, reports and disclosures of insider and affiliated party transactions and compliance with our policy and procedures with respect to related party transactions. Our policies and procedures regarding related party transactions are evidenced in writing by our Code of Business Conduct and Ethics, which we refer to as our Employees' Code, and our Code of Business Conduct and Ethics for Members of the Board of Directors, which we refer to as our Directors' Code. The Employees' Code requires all officers and employees to discharge their responsibilities solely on the basis of the Company's best interests, independent of personal interests, considerations or relationships. This code also requires anyone who personally becomes involved in a situation that gives rise to an actual or potential conflict of interest to immediately notify our Corporate Secretary. The Directors' Code requires members of our Board to take all reasonable steps to avoid conflicts of interest with the Company. Additionally, the Directors' Code requires members of our Board to promptly disclose to the Chairperson of our Nominating and Corporate Governance Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company. The charter of our Board's Nominating and Corporate Governance Committee provides that this committee will review potential conflicts of interest involving members of our Board and will determine whether such Director or Directors may vote on any issue as to which there may be a conflict.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee Report does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

        The Audit Committee hereby reports as follows:

          1.     Management has primary responsibility for the accuracy and fairness of the Company's consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

          2.     The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company's accounting, financial reporting, financial practices, and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company's management the Company's audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

          3.     The Audit Committee has discussed with the Company's independent registered public accounting firm, BDO USA, LLP, the overall scope of and plans for their audit. The Audit Committee has met with and without management present, to discuss the Company's financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. I AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

          4.     The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP their independence.

          5.     Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010, for filing with SEC.

Respectively submitted by THE AUDIT COMMITTEE
James H. Hugar, Chairman Steve Hanson, member Ed Rogas, Jr., member

 OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: December 1, 2010
Christopher R. Gardner President and Chief Executive Officer

 APPENDIX A

VITESSE SEMICONDUCTOR CORPORATION
2011 EMPLOYEE STOCK PURCHASE PLAN

        The Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan is comprised of two sub-plans as set forth below, each of which is intended to constitute a separate offering: The Vitesse Semiconductor Corporation U.S. Employee Stock Purchase Plan and the Vitesse Semiconductor Corporation International Employee Stock Purchase Plan.

        The number of shares of the Common Stock of Vitesse Semiconductor Corporation reserved for sale and authorized for issuance pursuant to the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan, comprised of the Vitesse Semiconductor Corporation U.S. Employee Stock Purchase Plan and the Vitesse Semiconductor Corporation International Employee Stock Purchase Plan, is 2,500,000 shares, subject to adjustment as set forth in Section 9 of each sub-plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

 VITESSE SEMICONDUCTOR CORPORATION
U.S. EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    PURPOSE

        The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of this Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

SECTION 2.    DEFINITIONS

        Certain terms used in this Plan have the meanings set forth in Appendix A.

SECTION 3.    ELIGIBILITY REQUIREMENTS

3.1   Initial Eligibility

        Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Section 4 on the first Enrollment Date on or following the later of (a) the date on which such Employee completes six (6) months of employment; and (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2   Limitations on Eligibility

        The following Employees are not eligible to participate in the Plan:

          (a)   Employees who have been employed less than six (6) months;

          (b)   Employees whose customary employment is twenty (20) hours or less per week; and

          (c)   Employees who, immediately upon purchasing Shares under the Plan, would own directly or indirectly, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee).

SECTION 4.    ENROLLMENT

        Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date.

SECTION 5.    GRANT OF OPTIONS ON ENROLLMENT

5.1   Option Grant

        Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2   Option Expiration

        An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of: (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3   Purchase of Shares

        An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant's Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that such option shall be for a maximum number of shares determined by dividing $25,000 by the Fair Market Value of the Shares on the first day of the applicable Offering Period; provided, further, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

        Notwithstanding anything to the contrary herein, to the extent required by Section 423 of the Code, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000 and any payments made by a Participant in excess of this limitation shall be returned to the Participant in accordance with procedures established by the Committee.

SECTION 6.    PAYMENT

        The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Eligible Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant's Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

SECTION 7.    PURCHASE OF SHARES

7.1   Option Exercise

        Any option held by the Participant that was granted under this Plan and that remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant's Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted that are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2   Refund of Excess Amount

        If, after a Participant's exercise of an option under Section 7.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3   Employees of Subsidiary

        In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

7.4   Pro Rata Allocation

        If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Section 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant's Account bears to the aggregate balances of all Participants' Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

7.5   Notice of Disposition

        If a Participant or former Participant sells, transfers or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan if such Participant or former Participant is subject to United States federal income tax, then such Participant or former Participant shall notify the Company or the Employer in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer or other disposition. Without limitation on the Participant or former Participant's ability to sell, transfer or otherwise make a disposition of Shares and without limitation on Section 11.2, Participants and former Participants must maintain any Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant at the broker designated by the Committee, unless the Committee determines otherwise.

SECTION 8.    WITHDRAWAL FROM THE PLAN, TERMINATION
OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1   Withdrawal From the Plan

        A Participant may withdraw all funds accumulated in the Participant's Account from the Plan with respect to a future Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Enrollment Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Enrollment Date as the Committee may permit. If a notice of complete withdrawal as described in the preceding sentence is timely received, the Company or the Employer will cease the Participant's payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn with respect to a future Purchase Period may not return funds to the Company or the Employer during that Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any

Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.

8.2   Termination of Participation

        Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee, and all funds then accumulated in the Participant's Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible.

8.3   Leaves of Absence

        If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 9.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

9.1   Adjustments Upon Changes in Capitalization

        Subject to any required action by the stockholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2   Adjustment Upon Dissolution, Liquidation, Merger or Asset Sale

        Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company's outstanding voting securities, sales, lease, exchange or other transfer of all or substantially all of the Company's assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Section 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee's authority under this Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.

 SECTION 10.    DESIGNATION OF BENEFICIARY

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant's death shall be paid to the Participant's estate.

SECTION 11.    ADMINISTRATION

11.1 Administration by Committee

        The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2 Authority of Committee

        The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee's determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons.

        In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

11.3 Administrative Modifications

        The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.

SECTION 12.    NUMBER OF SHARES

        Subject to adjustment as set forth in Section 9, the number of Shares reserved for sale and authorized for issuance pursuant to the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan is 2,500,000 shares and, therefore, the number of Shares authorized for issuance pursuant to the Plan is the number of Shares specified above less the number of Shares issued pursuant to the Vitesse Semiconductor Corporation International Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

SECTION 13.    MISCELLANEOUS

13.1 Restrictions on Transfer

        Options granted under the Plan to a Participant may not be exercised during the Participant's lifetime other than by the Participant. Neither amounts credited to a Participant's Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2 Administrative Assistance

        If the Committee in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3 Treatment of Non-U.S. Participants

        Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Date Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4 Withholding

        The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.5 Equal Rights and Privileges

        All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the

Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 13.5 shall take precedence over all other provisions in the Plan.

13.6 Applicable Law

        The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

13.7 Amendment and Termination

        The Board may amend, alter or terminate the Plan at any time; provided, however, that (1) the Plan may not be amended in a way which will cause rights issued under the Plan to fail to meet the requirements of Section 423 of the Code; and (2) no amendment that would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.7.

        If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.8 No Right of Employment

        Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.9 Rights as Shareholder

        No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.10  Governmental Regulation

        The Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares.

13.11  Gender

        When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.12  Condition for Participation

        As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 7.5) and the determinations of the Committee.

 APPENDIX A-1

DEFINITIONS

        As used in the Plan,

        "Account" means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee or any other committee appointed by the Board to administer the Plan.

        "Common Stock" means the Common Stock of the Company.

        "Company" means Vitesse Semiconductor Corporation, a Delaware corporation.

        "Cut-Off Date" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

        "Designated Subsidiary" means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.

        "Effective Date" means the first trading day for the Common Stock on the Nasdaq Stock Market, the New York Stock Exchange or other applicable trading market after the date on which the Plan is approved by the Company's stockholders.

        "Eligible Compensation" means all base gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code. Eligible Compensation does not include overtime, cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations or sabbaticals, sick leave, gain from stock option exercises or any other special payments.

        "Eligible Employee" means an Employee eligible to participate in the Plan in accordance with Section 3.

        "Employee" means any individual who is an employee of the Employer for tax purposes.

        "Employer" means the Company or any Designated Subsidiary of the Company by which an Employee is employed.

        "Enrollment Date" means the first Trading Day of an Offering Period.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any date, the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

        "Grant Date" means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 5.

        "Grant Price" means the Fair Market Value of a Share on the Grant Date for such option.

        "Offering Period" means the period beginning and ending on the dates designated by the Committee; provided, that each period shall in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

        "Participant" means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.

        "Plan" means this Vitesse Semiconductor Corporation U.S. Employee Stock Purchase Plan.

        "Purchase Date" with respect to a Purchase Period means the last Trading Day in such Purchase Period.

        "Purchase Date Price" means the Fair Market Value of a Share on the applicable Purchase Date.

        "Purchase Period" means the period beginning and ending on the dates designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.

        "Purchase Price" means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:

  (1)
  The Grant Price and

  (2)
  The Purchase Date Price.

        "Shares" means shares of the Company's Common Stock.

        "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        "Trading Day" means a day on which the New York Stock Exchange, the Nasdaq Stock Market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

 VITESSE SEMICONDUCTOR CORPORATION
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    PURPOSE

        The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.

SECTION 2.    DEFINITIONS

        Certain terms used in this Plan have the meanings set forth in Appendix A.

SECTION 3.    ELIGIBILITY REQUIREMENTS

3.1   Initial Eligibility

        Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Section 4 on the first Enrollment Date on or following the later of (a) the date on which such Employee completes six (6) months of employment or such shorter period determined appropriate by the Committee; and (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2   Limitations on Eligibility

        The following Employees are not eligible to participate in the Plan:

  (a)
  Employees who have been employed less than six (6) months or such shorter period determined appropriate by the Committee; and

  (b)
  Unless otherwise determined appropriate by the Committee, Employees whose customary employment is twenty (20) hours or less per week.

SECTION 4.    ENROLLMENT

        Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date.

SECTION 5.    GRANT OF OPTIONS ON ENROLLMENT

5.1   Option Grant

        Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2   Option Expiration

        An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of: (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3   Purchase of Shares

        An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant's Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

SECTION 6.    PAYMENT

        The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Eligible Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant's Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

SECTION 7.    PURCHASE OF SHARES

7.1   Option Exercise

        Any option held by the Participant that was granted under this Plan and that remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, that the funds accumulated in the Participant's Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted that are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2   Refund of Excess Amount

        If, after a Participant's exercise of an option under Section 7.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be: (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3   Employees of Subsidiary

        In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants.

7.4   Pro Rata Allocation

        If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Section 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant's Account bears to the aggregate balances of all Participants' Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

SECTION 8.    WITHDRAWAL FROM THE PLAN, TERMINATION
OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1   Withdrawal From The Plan

        A Participant may withdraw all funds accumulated in the Participant's Account from the Plan for the next future Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Enrollment Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Enrollment Date as the Committee may permit. If a notice of complete withdrawal as described in the preceding sentence is timely received, the Company or the Employer will cease the Participant's payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn from a future Purchase Period may not return funds to the Company or the Employer during that Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.

8.2   Termination of Participation

        Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee, and all funds then accumulated in the Participant's Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible.

8.3   Leaves of Absence

        If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 9.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

9.1   Adjustments Upon Changes in Capitalization

        Subject to any required action by the stockholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2   Adjustments Upon Dissolution, Liquidation, Merger or Sale of Assets

        Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company's outstanding voting securities, sales, lease, exchange or other transfer of all or substantially all of the Company's assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Section 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee's authority under this Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.

SECTION 10.    DESIGNATION OF BENEFICIARY

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant's death shall be paid to the Participant's estate.

SECTION 11.    ADMINISTRATION

11.1 Administration by Committee

        The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2 Authority of Committee

        The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The

Committee's determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons. The Committee may adopt special or different rules for the operation of the Plan for different Participants, including, but not limited to, rules designed to accommodate the practices of the applicable jurisdiction.

11.3 Administrative Modification

        The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the securities or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.

SECTION 12.    NUMBER OF SHARES

        Subject to adjustment as set forth in Section 9, the number of Shares reserved for sale and authorized for issuance pursuant to the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan is 2,500,000 shares and, therefore, the number of Shares authorized for issuance pursuant to the Plan is the number of Shares specified above less the number of Shares issued pursuant to the Vitesse Semiconductor Corporation U.S. Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

SECTION 13.    MISCELLANEOUS

13.1 Restrictions on Transfer

        Options granted under the Plan to a Participant may not be exercised during the Participant's lifetime other than by the Participant. Neither amounts credited to a Participant's Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2 Administrative Assistance

        If the Committee in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3 Treatment of Non-U.S. Participants

        Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4 Withholding

        The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.5 Applicable Law

        The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Oregon.

13.6 Amendment and Termination

        The Board may amend, alter or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.6.

        If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.7 No Right of Employment

        Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.8 Rights as Shareholder

        No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.9 Governmental Regulation

        The Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares.

13.10  Gender

        When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.11  Condition for Participation

        As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan and the determinations of the Committee.

 APPENDIX A

DEFINITIONS

        As used in the Plan,

        "Account" means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee or any other committee appointed by the Board to administer the Plan.

        "Common Stock" means the Common Stock of the Company.

        "Company" means Vitesse Semiconductor Corporation, a Delaware corporation.

        "Cut-Off Date" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

        "Designated Subsidiary" means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.

        "Effective Date" means the first trading day for the Common Stock on the Nasdaq Stock Market, the New York Stock Exchange or other applicable trading market after the date on which the Plan is approved by the Company's stockholders.

        "Eligible Compensation" means all base gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code. Eligible Compensation does not include overtime, cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations or sabbaticals, sick leave, gain from stock option exercises or any other special payments.

        "Eligible Employee" means an Employee eligible to participate in the Plan in accordance with Section 3.

        "Employee" means any individual who is an employee of the Employer for purposes of the Plan as determined by the Committee.

        "Employer" means the Company or any Designated Subsidiary of the Company by which an Employee is employed.

        "Enrollment Date" means the first Trading Day of an Offering Period.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any date, the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

        "Grant Date" means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 5.

        "Grant Price" means the Fair Market Value of a Share on the Grant Date for such option.

        "Offering Period" means the period beginning and ending on the dates designated by the Committee; provided, that each period shall in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

        "Participant" means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.

        "Plan" means this Vitesse Semiconductor Corporation International Employee Stock Purchase Plan.

        "Purchase Date" with respect to a Purchase Period means the last Trading Day in such Purchase Period.

        "Purchase Date Price" means the Fair Market Value of a Share on the applicable Purchase Date.

        "Purchase Period" means the period beginning and ending on the dates designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.

        "Purchase Price" means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:

  (1)
  The Grant Price and

  (2)
  The Purchase Date Price.

        "Shares" means shares of the Company's Common Stock.

        "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        "Trading Day" means a day on which the New York Stock Exchange, the Nasdaq Stock Market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0198GH 6 2 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. To approve the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan. For Against Abstain 3. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Christopher R. Gardner 04 - G. Grant Lyon 02 - Steve P. Hanson 05 - Edward Rogas, Jr. 03 - James H. Hugar 1. Election of Directors: For Withhold For Withhold For Withhold 06 - G. William LaRosa IMPORTANT ANNUAL MEETING INFORMATION 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK MMMMMMMMMMMM MMMMMMMMMMMMMMM 044444444400000000.0000 00 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM 1 0 5 2 3 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 1234 5678 9012 345 Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on January 18, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/VTSS • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. Notice of 2011 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — January 19, 2011 The undersigned, stockholder of Vitesse Semiconductor Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 1, 2010, and hereby appoints Christopher R. Gardner and Richard C. Yonker, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Vitesse Semiconductor Corporation to be held on January 19, 2011 at 9:00 a.m., local time, at the Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California 91301, and at any adjournment(s) thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) TO ENSURE AS MANY OF THE NOMINEES FOR THE ELECTION OF DIRECTORS SET FORTH IN PROPOSAL ONE ARE ELECTED AS DIRECTORS, (2) FOR THE APPROVAL OF THE VITESSE SEMICONDUCTOR CORPORATION 2011 EMPLOYEE STOCK PURCHASE PLAN AS SET FORTH IN PROPOSAL TWO, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL THREE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF. Proxy — VITESSE SEMICONDUCTOR CORPORATION 2011 Annual Meeting Admission Ticket 2011 Annual Meeting of VITESSE SEMICONDUCTOR CORPORATION January 19, 2011 at 9:00 a.m. Local Time Renaissance Hotel 30100 Agoura Road Agoura Hills, California 91301 Upon arrival, please present this admission ticket and photo identification at the registration desk. Directions From Los Angeles Int’l Airport: Take Century Blvd. to 405 San Diego Freeway North to 101 West/Ventura Fwy.-North. Follow the 101 to the Reyes Adobe exit. Turn left and drive over the freeway to Agoura Road. Turn left onto Agoura Road and make an immediate right into the hotel driveway. From Burbank Airport: Exit to Hollywood Way South. Turn left onto Alameda Ave. Follow signs to 134 Ventura Fwy.-West. Hwy 134 converts to 101 Ventura Fwy.-North. Follow the 101 to the Reyes Adobe exit. Turn left and drive over the freeway to Agoura Road. Turn left onto Agoura Road and make an immediate right into the hotel driveway. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS
  APPENDIX A
VITESSE SEMICONDUCTOR CORPORATION 2011 EMPLOYEE STOCK PURCHASE PLAN
VITESSE SEMICONDUCTOR CORPORATION U.S. EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. PURPOSE
SECTION 2. DEFINITIONS
SECTION 3. ELIGIBILITY REQUIREMENTS
SECTION 4. ENROLLMENT
SECTION 5. GRANT OF OPTIONS ON ENROLLMENT
SECTION 6. PAYMENT
SECTION 7. PURCHASE OF SHARES
SECTION 8. WITHDRAWAL FROM THE PLAN, TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE
SECTION 9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE
SECTION 10. DESIGNATION OF BENEFICIARY
SECTION 11. ADMINISTRATION
SECTION 12. NUMBER OF SHARES
SECTION 13. MISCELLANEOUS
APPENDIX A-1 DEFINITIONS
VITESSE SEMICONDUCTOR CORPORATION INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. PURPOSE
SECTION 2. DEFINITIONS
SECTION 3. ELIGIBILITY REQUIREMENTS
SECTION 4. ENROLLMENT
SECTION 5. GRANT OF OPTIONS ON ENROLLMENT
SECTION 6. PAYMENT
SECTION 7. PURCHASE OF SHARES
SECTION 8. WITHDRAWAL FROM THE PLAN, TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE
SECTION 9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE
SECTION 10. DESIGNATION OF BENEFICIARY
SECTION 11. ADMINISTRATION
SECTION 12. NUMBER OF SHARES
SECTION 13. MISCELLANEOUS
APPENDIX A DEFINITIONS